                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          NHancement Technologies Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (4)  Date Filed:

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

                               PRELIMINARY COPIES

                          NHANCEMENT TECHNOLOGIES INC.

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 6, 1998

To Our Stockholders:

     PLEASE TAKE NOTICE that a Special Meeting (the "SPECIAL MEETING") of Stockholders of NHancement Technologies Inc. (the "COMPANY"), will be held on July 6, 1998 at 9:00 a.m. P.D.T. at the principal offices of the Company located at 39420 Liberty Street, Suite 250, Fremont, California 94538, for the following purposes:

     1. To consider and vote upon a proposal to approve the issuance of 30,000 shares of Series A Convertible Preferred Stock of the Company, $0.01 par value per share, pursuant to a Securities Purchase Agreement entered into between the Company and certain purchasers.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Stockholders of record at the close of business on May 11, 1998 are entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. Any stockholder attending the Special Meeting may vote in person, even if such stockholder previously signed and returned a proxy.

                                          By Order of the Board of Directors

                                          Douglas S. Zorn
                                          Executive Vice President, Chief
                                          Financial
                                          Officer, Treasurer and Secretary

Fremont, California
June   , 1998

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                               PRELIMINARY COPIES

                          NHANCEMENT TECHNOLOGIES INC.

                                PROXY STATEMENT

                            ------------------------

                        SPECIAL MEETING OF STOCKHOLDERS
                                  JULY 6, 1998

     The accompanying proxy is solicited by the Board of Directors of NHancement Technologies Inc., a Delaware corporation ("NHANCEMENT" or the "COMPANY"), for use at the Company's Special Meeting of Stockholders (the "SPECIAL MEETING") to be held July 6, 1998, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Special Meeting. The date of this Proxy Statement is
June   , 1998, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                       SOLICITATION AND VOTING OF PROXIES

     The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

     Subject to the following adjustments, only stockholders of record as of the close of business on May 11, 1998 (the "RECORD DATE"), will be entitled to vote at the Special Meeting and any adjournment thereof. As of that date, according to the Company's transfer agent, there were 4,907,523 shares of Common Stock of the Company, par value $0.01 per share ("COMMON STOCK"), issued and outstanding and twelve thousand five hundred (12,500) shares of Series A Convertible Preferred Stock, par value $0.01 per share ("PREFERRED STOCK"), issued and outstanding. The number of shares of Common Stock available for voting at the Special Meeting totals 4,436,500. The difference between the above and the number of issued and outstanding shares is attributable to the exclusion of an aggregate of 524,478 shares held in escrow in connection with the Company's acquisition of Advantis Network & System Sdn Bhd and the Company's pending acquisition of Infotel Technologies Pte Ltd and the addition of 53,455 shares issuable to former BioFactors, Inc. stockholders pursuant to the merger of BioFactors, Inc. into a wholly-owned subsidiary of the Company during 1997. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock available for voting is entitled to one (1) vote for each share of stock held on the proposal presented in this Proxy Statement. The holders of Preferred Stock shall vote with the holders of Common Stock as a single class, with each share of Preferred Stock entitled to the number of votes that he or she would have if such shares were converted into Common Stock as of the Record Date. The Company's By-Laws provide that one-third of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted in determining the number of shares present for purposes of establishing a quorum for the transaction of business, but will not be voted in favor of the proposal and will have the same effect as a vote against the proposal.

     Approval of the transaction described in the proposal set forth in this Proxy Statement (the "PROPOSAL") will require the affirmative vote of a majority of the shares of the Company's Preferred Stock and Common Stock, voting together as a single class, present or represented at the Special Meeting. Esmond T. Goei, Douglas S. Zorn, James S. Gillespie, Gary L. Nemetz and Santanu Das, directors and principal stockholders of the Company, have entered into agreements with the purchasers under that certain Securities Purchase Agreement described in the Proposal pursuant to which such stockholders have agreed to vote an aggregate of 1,144,293 shares of the Company's Common Stock in favor of the Proposal. In addition, The Endeavour

Capital Fund S.A. and AMRO INTERNATIONAL S.A. (collectively, the "INVESTORS"), as the holders in the aggregate of one hundred percent (100%) of the outstanding shares of Preferred Stock, have also indicated their intention to vote all shares over which they exercise voting control in favor of the Proposal. The Investors are the sole purchasers under the Securities Purchase Agreement described in the Proposal set forth in this Proxy Statement and acquired their Preferred Stock upon the initial closing under such Agreement. Under the Company's Certificate of Designations, as amended, relating to the Preferred Stock, the Investors are entitled to that number of votes equal to the number of votes they would have if their shares of Preferred Stock were converted into Common Stock as of the Record Date (i.e., 583,516 shares). Accordingly, stockholders holding in the aggregate securities representing 34.4% of the voting power of the Company's securities have already agreed to vote in favor of the Proposal.

     All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock and Preferred Stock as of April 30, 1998, by (a) each person known to the Company to own beneficially more than 5% of the Company's Common Stock and Preferred Stock, (b) each of the Company's directors, (c) the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company for the fiscal year ended December 31, 1997, whose salary and incentive compensation for the fiscal year ended December 31, 1997 exceeded $100,000, and (d) all executive officers and directors as a group.

                                                     COMMON STOCK
                                               -------------------------    PREFERRED STOCK
                                               BENEFICIALLY    OWNERSHIP     BENEFICIALLY      OWNERSHIP
             NAMES AND ADDRESSES                 OWNED(1)        %(1)            OWNED           %(1)
             -------------------               ------------    ---------    ---------------    ---------
James S. Gillespie...........................     815,000(2)     18.3%              --              --
198 Country Club Drive
Incline Village, Nevada 89451
Esmond T. Goei...............................     404,849(3)      8.6%              --              --
c/o NHancement Technologies Inc.
39420 Liberty Street, Suite 250
Fremont, California 94538
Douglas S. Zorn..............................     383,097(4)      8.2%              --              --
c/o NHancement Technologies Inc.
39420 Liberty Street, Suite 250
Fremont, California 94538
Gary L. Nemetz...............................     132,726(5)      2.9%              --              --
c/o Admiral Capital Corporation
2420 Sand Hill Road, Suite 101
Menlo Park, California 94025
Santanu Das..................................      33,593(6)        *               --              --
14 Hunter Ridge Road
Monroe, Connecticut 06468
James H. Boyle...............................          --           *               --              --
4564 Daffodil Trail
Plano, Texas 75093
The Endeavour Capital Fund S.A...............     311,526(7)      6.6%           6,250            50.0%
c/o Endeavour Management Inc.
14/14 Divrei Chaim St
Jerusalem 94479 Israel
AMRO INTERNATIONAL S.A.......................     311,526(8)      6.6%           6,250            50.0%
50 ULTRA FINANCE
Gross Munster Platz 26
Zurich LH 8022
Switzerland
Directors and Executive Officers.............   1,779,264(9)     35.1%          12,500           100.0%
as a Group (9 persons)

---------------
 * Less than 1%

(1) In performing all calculations above, the number of issued and outstanding shares excludes 91,454 shares held in escrow in connection with the Company's acquisition of all the issued and outstanding shares of the capital stock of Advantis Network & System Sdn Bhd, a Malaysian corporation, and 433,024 shares held in escrow in connection with the Company's pending acquisition of all the issued and outstanding shares of capital stock of Infotel Technologies Pte Ltd, a Singapore corporation. Such number includes 53,455 shares of the Company's Common Stock issuable to former BioFactors, Inc. ("BFI") stockholders pursuant to the merger of BFI into a wholly-owned subsidiary of the Company on February 3, 1997.

(2) Includes warrants to purchase 27,500 shares of Common Stock.

(3) Includes options that are presently exercisable or that will become exercisable within 60 days to purchase 210,417 shares of Common Stock, and warrants to purchase 51,518 shares of Common Stock.

(4) Includes options that are presently exercisable or that will become exercisable within 60 days to purchase 182,285 shares of Common Stock, and warrants to purchase 61,375 shares of Common Stock.

(5) Includes 46,025 shares beneficially owned by Admiral Capital Corporation, as to which Mr. Nemetz has sole voting and investment power, options that are presently exercisable or that will become exercisable within 60 days to purchase 8,438 shares at an exercise price of $4.00 per share, 1,563 shares at $3.50 per share and warrants to purchase 55,000 shares at $4.80 per share.

(6) Includes a warrant to purchase 26,875 shares of Common Stock.

(7) Represents the number of shares of Common Stock receivable upon conversion of the Preferred Stock held by The Endeavour Capital Fund S.A. assuming conversion as of April 30, 1998.

(8) Represents the number of shares of Common Stock receivable upon conversion of the Preferred Stock held by AMRO INTERNATIONAL S.A. assuming conversion as of April 30, 1998.

(9) Includes options that are presently exercisable or that will become exercisable within 60 days to purchase 402,703 shares of Common Stock and warrants to purchase 222,269 shares of Common Stock.

                                    PROPOSAL

                  TO APPROVE THE ISSUANCE OF 30,000 SHARES OF
                      SERIES A CONVERTIBLE PREFERRED STOCK

  Securities Purchase Agreement

     The Board of Directors has authorized the issuance of a total of 30,000 shares of Series A Convertible Preferred Stock ("PREFERRED STOCK") to the Investors at a price of $100.00 per share pursuant to a Securities Purchase Agreement executed as of April 13, 1998 (the "SECURITIES PURCHASE AGREEMENT"). A copy of the Securities Purchase Agreement is attached as Annex A to this Proxy Statement. The Securities Purchase Agreement provides that the Preferred Stock shall be issued to the Investors in the following amounts and at the following times: 12,500 shares upon the execution of the Securities Purchase Agreement, which occurred on April 13, 1998, 5,000 shares upon the date which is sixty (60) calendar days after the effective date of a Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission (the "SEC") to register the Common Stock into which the Preferred Stock may convert, which became effective on June 2, 1998; 5,000 shares upon the date which is ninety (90) calendar days after the effective date of the Registration Statement; and 7,500 shares upon the date which is one hundred twenty (120) calendar days after the effective date of the Registration Statement.

     After the purchase of the of the initial 12,500 shares, the Investors are not required to purchase any additional Preferred Stock if, at the time of any additional closing date under the Securities Purchase Agreement, the average closing bid price of the Common Stock for the five (5) trading days ending on the trading day immediately before such closing date is less than $2.00 or the average daily trading volume for the Common Stock for the thirty (30) consecutive trading days ending the day before such closing date is less than twenty thousand (20,000) shares.

     The Preferred Stock is convertible into shares of Common Stock at the lesser of (i) the average closing bid price of the Common Stock for the five trading days ending on the signing of the Securities Purchase Agreement or (ii) 75% of the five-day average closing bid price at the time of each requested conversion. At any time prior to conversion, the Company has the option under the Certificate of Designations, as amended (the "CERTIFICATE OF DESIGNATIONS"), relating to such Preferred Stock, to redeem the outstanding Preferred Stock, in whole or part, at a redemption price of $118.00 per share if the Market Price (as defined in the Certificate of Designations) of the Company's Common Stock falls below $2.00 per share. A copy of the Certificate of Designations is attached as Annex B to this Proxy Statement.

     The holders of Preferred Stock, for those shares of Preferred Stock which have not otherwise been converted to Common Stock, will be entitled to receive when and as declared by the Board of Directors of the Company, dividends at a rate of five percent per annum. Such dividends shall be cumulative and shall be payable within sixty (60) days following the end of each fiscal year of the Company. Currently, the Board of Directors of the Company does not anticipate declaring any dividends with respect to either the Preferred Stock or Common Stock.

     In the event of any liquidation, dissolution or winding up of the Company, the holders of shares of Preferred Stock, (which have not otherwise been converted to Common Stock) will be entitled to be paid out of the assets of the Company available for distribution to all stockholders $100.00 per share, adjusted for stock splits, combinations or other recapitalizations of the Preferred Stock, plus an amount equal to all declared and unpaid dividends, prior to any amounts being paid to the holders of Common Stock.

     Each share of Preferred Stock is entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such Preferred Stock may be converted as of the close of business on the record date fixed for any meeting of the stockholders of the Company. In general, the holders of Preferred Stock and Common Stock vote together as single class on all matters. However, the approval of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Preferred Stock outstanding at the time of any vote, voting as a single, separate class, must be obtained before the Company may (i) purchase, redeem or acquire any of its Common Stock or other equity security (other than the redemption of Preferred Stock pursuant to the Company's Certificate of Designations, repurchases of shares from directors, officers, employees or consultants of the Company, or of any subsidiary of the Company pursuant to agreements under which the Company has the option, but not the obligation, to repurchase such shares); (ii) authorize or issue, or obligate itself to issue, any equity securities senior to the Preferred Stock as to dividend or liquidation preferences; or (iii) amend the Company's Certificate of Incorporation to reduce the dividend rate on the Preferred Stock or exchange the seniority rights of the holders of such Preferred Stock as to the payment of dividends, (iv) reduce the amount payable to the holders of the Preferred Stock upon voluntary or involuntary liquidation, dissolution or winding up of the Company, (v) change the relative seniority of the liquidation preferences of the holders of such Preferred Stock, or (vi) cancel or modify the conversion rights provided for in the Company's Certificate of Designations with respect to the Preferred Stock.

     Under the terms of the Securities Purchase Agreement, the Company is subject to certain cash penalties if it is unable to deliver to the Investors the Common Stock receivable upon conversion of the Preferred Stock in a timely fashion (i.e., from $100 to $200 per day for any day beyond the specified delivery date). Similarly, in the event the Company is unable to issue the shares of Common Stock receivable upon conversion of the Preferred Stock as a result of the provisions of the Company's Certificate of Incorporation or applicable securities market regulations, the Company may also be required, among other things, to redeem such unconverted Preferred Stock at a price based on a percentage or multiple of the highest closing bid price for the Company Common Stock during the period commencing upon such a redemption request and ending upon the actual redemption date.

     Pursuant to the terms of the Registration Right Agreement (the "REGISTRATION RIGHTS AGREEMENT") entered into concurrently with the Securities Purchase Agreement by and among the Company and the Investors, the Company was required to prepare and file a registration statement with the SEC covering the shares of Common Stock receivable upon conversion of the Preferred Stock within twenty-one (21) calendar days after the initial closing of the Securities Purchase Agreement. In this regard, the Company is subject to cash penalties if it fails to file a registration statement in proper form with the SEC within the time period specified in the Registration Rights Agreement or is unable to have such registration statement declared effective within the time periods specified in the Registration Rights Agreement. Such cash penalties are based on a percentage (either 2% or 3%) of the purchase price of the Preferred Stock for periods during which the Company fails to satisfy the above criteria. The Company failed to file the registration statement prior to the expiration of the above twenty-one (21) day period. As a result, the Company is subject to the penalties provided in the Registration Rights Agreement. To date, the Investors have not asserted any claims pursuant to the applicable penalty provisions of the Registration Rights Agreement, although there can be no assurance that such rights will not be asserted at a later date. A copy of the Registration Rights Agreement is attached as Annex C to this Proxy Statement.

     The Company intends to use the funds received as a result of the sale of Preferred Stock pursuant to the Securities Purchase Agreement for general working capital purposes and to fund a portion of the acquisition of Infotel Technologies Pte Ltd, a company organized under the laws of Singapore ("INFOTEL"), which is a provider of radar system integration, turnkey project management services and test instrumentation. On January 16, 1998, and as subsequently amended, the Company and Infotel entered into an agreement for the acquisition of all of the issued and outstanding capital stock of Infotel by the Company. The basic terms of the acquisition agreement require an initial cash payment of approximately $2.3 million, notes payable by the Company to the Infotel stockholders of approximately $2.0 million (with payment subject to Infotel achieving certain 1998 and 1999 profitability targets), and the issuance of 431,000 shares of the Company's Common Stock, which number of shares may increase based on certain price protections afforded the Infotel stockholders. There is no assurance that this transaction will close as scheduled or that the Company will be able to secure the financing necessary to complete the acquisition. Consummation of the transaction is contingent upon the Company's obtaining third party financing necessary to complete the acquisition, the closing of which must occur, if at all, by no later than June 24, 1998. In the event that the transaction fails to close by June 24, 1998, the Company is obligated to pay a termination fee in the amount of approximately $300,000 plus interest.

     In an effort to obtain funds to close the Infotel acquisition pending consummation of the Series A Preferred Stock financing, the Company recently entered into negotiations with the Investors under the Securities Purchase Agreement and certain members of the Company's management to borrow an aggregate of up to $1,400,000, comprised of approximately $750,000 from the Investors and approximately $650,000 from members of the Company's management. It is currently anticipated that such bridge financing would be made pursuant to ninety day, unsecured promissory notes bearing ten percent (10%) interest per annum issued by the Company. The proceeds from such loans, if consummated, would be used primarily to complete the Infotel acquisition. There can be no assurances, however, that such negotiations will result in consummation of the above loans on the described terms or on any other terms.

     Shareholder approval of the issuance of the Preferred Stock and related actions contemplated pursuant to the Securities Purchase Agreement is not required under the Delaware General Corporation Law, the Company's Certificate of Incorporation, or the Company's Bylaws. However, such approval is required in order to maintain the Company's inclusion in The Nasdaq Stock Market SmallCap System.

  Nasdaq Stockholder Approval Requirement

     The Company's Common Stock is traded on the over-the-counter market and is quoted on The Nasdaq Stock Market SmallCap System. In order to qualify for inclusion in The Nasdaq Stock Market SmallCap System, it is necessary that the Company satisfy certain financial and other criteria set forth in The Nasdaq Marketplace Rules (the "RULES"). In addition, in order to maintain such inclusion under the Rules, the Company must, among other things, follow certain corporate governance procedures, including obtaining stockholder approval in connection with certain corporate transactions.

     Rule 4310(c)(25)(H) of the Rules requires stockholder approval of the issuance of securities by an issuer under various circumstances. In particular, Subsection (i)c.d. of paragraph (H) requires stockholder approval prior to the issuance of securities in the following situations:

          "d. In connection with a transaction other than a public offering involving:

             1. the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial shareholders of the Company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or

             2. the sale or issuance by the company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock."

     Pursuant to the terms of Securities Purchase Agreement, the Preferred Stock is convertible into shares of Common Stock at the lesser of (i) the average closing bid price of the Common Stock for the five (5) trading days ending on the signing of the Securities Purchase Agreement or (ii) 75% of the five-day closing bid price at the time of each requested conversion. As a result, the shares of Common Stock to be issued upon conversion of the Preferred Stock will be issued, if at all, for less than the greater of book or market value of such shares. In addition, assuming the issuance of all thirty thousand (30,000) shares of Series A Convertible Preferred Stock pursuant to the Securities Purchase Agreement, the Company will have issued in excess of 20% (i.e., 28.5% assuming conversion as of the Record date) of the number of shares of Common Stock outstanding immediately before such issuance. Accordingly, in order to comply with Rule 4310(c)(25)(H) of the Nasdaq Marketplace Rules, it will be necessary for the Company to obtain stockholder approval of the transactions contemplated pursuant to the Securities Purchase Agreement.

                       THE BOARD OF DIRECTORS RECOMMENDS
              A VOTE FOR APPROVAL OF THE ISSUANCE OF 30,000 SHARES
                    OF SERIES A CONVERTIBLE PREFERRED STOCK
          PURSUANT TO THE TERMS OF THE SECURITIES PURCHASE AGREEMENT.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                AND RESULTS OF OPERATIONS OF THE COMPANY FOR THE
                   THREE MONTHS ENDED MARCH 31, 1998 AND 1997

     The following contains forward-looking statements regarding future events or the future financial performance of the Company that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth herein.

GENERAL

     NHancement Technologies Inc., a Delaware corporation ("NHancement" or the "Company"), was incorporated in October 1996 as a holding company and successor to the business of BioFactors, Inc. ("BFI" or "BioFactors"). On February 3, 1997, prior to the February 4, 1997 consummation of the initial public offering ("IPO") of the Company's Common Stock, BFI merged with a subsidiary of NHancement whereupon BFI, as the surviving corporation, became a wholly-owned subsidiary of NHancement. The BFI merger was accounted for in a manner similar to a pooling-of-interests. Also, on February 3, 1997, the Company acquired Voice Plus, Inc. ("VPI" or "Voice Plus"), a California corporation, and a systems integrator and national distributor of voice processing equipment, pursuant to a transaction by which VPI merged with a subsidiary of NHancement, whereupon VPI, as the surviving corporation, became a wholly-owned subsidiary of NHancement. The VPI acquisition was accounted for as a purchase and, accordingly, the results of VPI's operations were included in the Company's financial statements commencing February 3, 1997.

     For financial accounting purposes, BFI was deemed to be the acquiror of VPI. However, NHancement is considered to be the successor in interest of BFI and references herein to the Company signify BFI and its successor NHancement.

     Effective as of November 12, 1997, BioFactors, Inc., was merged with and into Voice Plus, Inc., in a statutory merger intended to qualify, for federal income tax purposes, as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. Voice Plus was the surviving corporation in the merger transaction with BioFactors, and the separate existence of BioFactors ceased on the effective date of the merger. The operations of the combined entity are being conducted under the name of Voice Plus,(R)which is headquartered in Fremont, California. Voice Plus remains a wholly-owned subsidiary of NHancement.

     On December 15, 1997, NHancement purchased one hundred percent (100%) of the shares of Advantis Network & System Sdn Bhd, a Malaysian corporation ("Advantis"). As a result of the acquisition, Advantis became a wholly-owned subsidiary of NHancement. Advantis is a telecommunications systems integrator located in Malaysia. The operations of the entity are being conducted under the name of "Advantis Network & System Sdn Bhd," which is headquartered in Kuala Lumpur, Malaysia. The acquisition was accounted for as a purchase and, accordingly, the results of Advantis' operations were included in the Company's financial statements commencing December 15, 1997.

     The business of NHancement is conducted by its operating company subsidiaries, Voice Plus, Inc. and Advantis Network & System Sdn Bhd. The financial data presented for the three months ended March 31, 1997 includes results of operations for only three months of BFI, two months of VPI and none of Advantis. The financial data presented for the three months ended March 31, 1998 includes three months' operating results of BFI, VPI and Advantis.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1998 VERSUS MARCH 31, 1997

                          NHANCEMENT TECHNOLOGIES INC.

                                                             THREE MONTHS ENDED
                                                                 MARCH 31,
                                                             ------------------
                                                              1997        1998
                                                             ------      ------
Net sales..................................................  100.0%      100.0%
Cost of sales..............................................   44.5%       69.9%
Gross profit...............................................   55.5%       30.1%
Research, selling and administrative expenses..............   44.4%       89.5%
Amortization of excess of cost over net assets acquired....    6.9%        8.2%
     Income (loss) from operations.........................    4.2%      (67.2)%
Other income (expense).....................................   (0.5)%       2.6%
Income (loss) before income taxes..........................    3.7%      (64.6)%
Income taxes...............................................     .7%         --
Net income (loss)..........................................    3.0%      (64.6)%
                                                             -----       -----

     The Company's primary focus in the first quarter of 1998 was as an integrator and distributor of voice processing and telecommunications systems for businesses, which operations were conducted through the Company's VPI and Advantis subsidiaries. Only two months of VPI's revenues were recorded in the Company's financial statements during 1997. VPI's net revenues as a stand-alone business decreased 67% from $2.3 million for the three months ended March 31, 1997 to $1.0 million for the three months ended March 31, 1998. The decrease in revenue was anticipated as the backlog had eroded during 1997 and at year-end was well below $1.0 million. The Company's revenues historically are almost exclusively derived from the sale of Centigram products and in the fourth quarter of 1997 persistent rumors of Centigram's intention to sell its customer premises equipment ("CPE") business were wide-spread in the marketplace. In early March 1998 Centigram made a public announcement that it had signed a letter of intent with Mitel Corporation for the sale of its CPE business (the closing of which occurred in early May). As a result of the uncertainty in the marketplace concerning the Centigram product, customers for large Centigram systems delayed making buying decisions. This accounted for most of the shortfall in the first quarter revenues, as the Company did not record any revenues from large system orders in the period. Management believes that much of the uncertainty surrounding the Centigram product has been resolved with the Company's major customers and that this issue will not have a significant adverse impact on VPI's business after the second quarter of 1998. Revenues from maintenance, parts and small systems during the first quarter were at or above historical levels and are expected to remain strong.

     In addition, during April the Company announced that James B. Linkous accepted the position of General Manager of VPI and that James Gillespie, who was previously in that position, became a part-time consultant to the Company. Mr. Linkous has been tasked with strengthening the sales infrastructure and expanding VPI's product offering. He is also expected to be a key player in integrating Voice Plus with NHancement's growing operations in the United States and overseas.

     The Company's Advantis subsidiary, a telecommunications system integrator located in Malaysia was acquired on December 15, 1997. Net sales include three months of Advantis' results in 1998 but are not included in 1997 first quarter data. On a stand-alone basis, net sales decreased from $2.7 million to $0.3 million for the first quarter 1998 versus the first quarter 1997. Over 50% of Advantis' net sales in 1997 were earned during the first quarter of 1997, which was due to the completion of several one-time large projects. Due to the current instability of the Malaysian currency, any new implementation projects were delayed.

     The Company has decided to pursue a buyer for its FACTOR 1000(R) technology and products, as no significant FACTOR 1000 revenue was generated in 1997 or 1998.

     Gross margins in 1998 decreased to 30.1% from 55.5% in 1997; about 10% of the decrease was attributable to Advantis, the remainder to VPI. VPI's gross margin on a stand-alone basis decreased from 57.0% to 39.8% as the fixed cost component of cost of sales was spread over a smaller revenue base for the quarter. VPI's variable cost of goods sold as a percentage of sales is comparable in 1998 to 1997 cost of goods sold. Based on anticipated VPI's revenue increases over the next several quarters, the gross margin is expected to improve.

     Company-wide research, selling and administrative ("RS&A") expenses as a percentage of net sales were up to 89.5% for 1998 versus 44.4% for 1997. However, on a standalone basis, the 1998 and 1997 RS&A expense was approximately $1.2 million in both periods. The increase in RS&A expense as a percentage of net sales is due to the same level of RS&A expenses for 1998 as compared to 1997 being spread over a smaller revenue base.

LIQUIDITY AND CAPITAL RESOURCES

     Although the acquisition of complimentary businesses and products is an element of the Company's business strategy, none of the proceeds of the IPO were reserved specifically for the funding of future acquisitions. If a cash payment in excess of available working capital is required to make an acquisition, the Company will need to obtain additional debt or equity financing. Debt financing may require the Company to pay significant amounts of interest and principal payments, thus reducing the resources available to expand its existing businesses. Equity financing may dilute the Company's existing stockholders' interest in the assets or earnings of the Company. There can be no assurance that the Company will be able to obtain either debt or equity financing if and when it is needed for acquisitions or general working capital purposes or that, if available, such financing will be available on terms the Company deems acceptable. The inability of the Company to obtain such financing will likely have a material adverse effect on the Company's growth and acquisition strategy. The Company recently negotiated an equity financing for $3.0 million, of which $1,250,000 (less $162,500 of cost and expenses) had been received as of the initial date of filing of the Company's first quarter report on Form 10-QSB, with the remainder to be received subject to the terms of the Preferred Stock financing. However, the issuance of the $3.0 million of Series A Convertible Preferred Stock that is convertible into shares of Common Stock at a 25% discount, which will be reflected as a preferred stock dividend, will result in a $1.0 million decrease in the income or increase in the loss applicable to Common Stock in computing the net income/loss per share.

     Although the Common Stock was approved for quotation on the Nasdaq SmallCap Market System in connection with the Company's IPO, there can be no assurance that it will remain eligible to be included on the Nasdaq SmallCap Market System. In this regard, on or about April 16, 1998, Nasdaq informed the Company that it no longer met the requirements for continued listing on the Nasdaq SmallCap Market System. Specifically, the Company failed to meet the requirements of Nasdaq Marketplace Rule 4310(c)(2) which requires that an issuer maintain (i) net tangible assets of $2.0 million; (ii) market capitalization of $35.0 million; or (iii) net income of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. This deficiency was remedied by the Company in April 1998 as a result of the initial closing of the Convertible Preferred Stock financing, as reflected in the Company's unaudited financial statements as of April 30, 1998, as filed with the Securities and Exchange Commission under a Form 8-K on May 21, 1998. While the Company presently meets and believes that in the future it will be in a position to continue to meet these listing requirements, such belief is dependent in part upon the Company completing the Infotel acquisition, the financing for which had not been completed as of the date of this Proxy Statement. There can be no assurance that the Company will in fact meet these requirements in any future period.

     If the Company is otherwise unable to meet the Nasdaq SmallCap Market System's continuing listing requirements described above, Nasdaq may take appropriate action against the Company, including placing restrictions on or additional requirements for listing of its Common Stock or the denial of listing of its Common Stock. If the Company's Common Stock is delisted from the Nasdaq SmallCap Market System, the Company will become subject to the Securities and Exchange Commission's "penny stock" rules, and as a result, an investor will find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's Common Stock. Although the Company currently meets Nasdaq's listing requirements, should the Company fail to continue to meet these listing requirements and become delisted, there would be a serious impact on the Company's ability to raise funds in the future.

     During the first quarter of 1998, net cash used in operating activities was $0.5 million, consisting primarily of the net loss for the period and cash used to pay accounts payable and accrued liabilities, which was partially offset by accounts receivable collections. Net cash provided by investing and financing activities totaled

$0.1 million consisting principally of additional borrowings made under Advantis' line of credit. At March 31, 1998, the Company's working capital was $0.4 million, and cash and cash equivalents totaled $0.9 million. The current ratio decreased from 1.3 to 1 at December 31, 1997 to 1.1 to 1 at March 31, 1998, primarily due to reduced revenues for VPI.

     As of March 31, 1998, the Company had outstanding debt of approximately $0.8 million inclusive of associated accrued interest. The Company has been offered a $2.0 million credit line with a U.S. major bank with an advance rate of 80% of eligible accounts receivable, but has chosen not to finalize the agreement at this time.

     The Company's management estimates that it will incur about $500,000 in capital expenditures during the next 12 months, about $300,000 of which represents company-wide business systems software. It is anticipated that all major capital expenditures will be financed through equipment leases and will not require significant direct outlays of cash.

     Based upon its present plans, management believes that operating cash flow, available cash and available credit, are adequate to meet the working capital cash needs of the Company and to meet anticipated capital needs during the next 12 months. Although the Company intends to issue shares of Common Stock as its primary method of financing acquisitions, it anticipates that additional funds will be required to successfully implement its acquisition program, and it will use various methods to finance acquisitions, including the payment of cash, for this purpose. The completion of the pending Infotel transaction requires a substantial payment.

     As of March 31, 1998, the Company had a gross deferred tax asset of approximately $3,072,000. Since the Company could not determine that it was more likely than not that the gross deferred tax asset would be realized, a 100% valuation allowance was provided.

ACCOUNTING STANDARDS

     During 1997, the Financial Accounting Standards Board released its SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130, which is effective for fiscal years beginning after December 15, 1997, establishes standards for reporting and display of comprehensive income and its components in the entity's financial statements. Comprehensive income is the total of net income and all other non-owner changes in equity. SFAS No. 130 does not address issues of recognition or measurement for comprehensive income and its components, and therefore, it will not have an impact on the financial condition or results of operations of the Company upon adoption.

     The Financial Accounting Standards Board also recently released SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. This Statement, which is also effective for fiscal years beginning after December 15, 1997, requires reporting of financial and descriptive information about reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Because of the recent issuance of this standard, management has been unable to fully evaluate the impact, if any, it may have on future financial statement disclosure. Results of operations and financial position, however, will be unaffected by implementations of this standard.

     In February 1998, the Financial Accounting Standards Board issued SFAS No. 132, Employer's Disclosures about Pensions and Other Post Retirement Benefits. SFAS No. 132 standardizes the disclosure requirements for pensions and other post retirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer as useful as they were when previous related accounting standards were issued. SFAS No. 132 is effective for financial statements for fiscal years beginning after December 15, 1997 and requires comparative information for earlier years to be restated unless the information is not readily available, in which case the notes to the financial statements should include all available information and a description of the information not available. Management believes that the Company's current financial statement disclosures will not need to be modified based upon current operations. Results of operations and financial position will be unaffected by implementation of this standard.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                AND RESULTS OF OPERATIONS OF THE COMPANY FOR THE
                      FISCAL YEAR ENDED DECEMBER 31, 1997

     The following contains forward-looking statements regarding future events or the future financial performance of the Company that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth herein.

GENERAL

     NHancement Technologies Inc., a Delaware corporation ("NHancement" or the "Company"), was incorporated in October 1996 as a holding company and successor to the business of BioFactors, Inc. ("BFI" or "BioFactors"), a Delaware corporation. On February 3, 1997, prior to the February 4, 1997 consummation of the initial public offering ("IPO") of the Company's Common Stock, BFI merged with a subsidiary of NHancement whereupon BFI, as the surviving corporation, became a wholly-owned subsidiary of NHancement. The BFI merger was accounted for in a manner similar to a pooling-of-interests. Also, on February 3, 1997, the Company acquired Voice Plus, Inc. ("VPI" or "Voice Plus"), a California corporation, and a systems integrator and national distributor of voice processing equipment, pursuant to a transaction by which VPI merged with a subsidiary of NHancement, whereupon VPI, as the surviving corporation, became a wholly-owned subsidiary of NHancement. The VPI acquisition was accounted for as a purchase and, accordingly, the results of VPI's operations were included in the Company's financial statements commencing February 3, 1997.

     For financial accounting purposes, BFI was deemed to be the acquiror of VPI. However, NHancement is considered to be the successor in interest of BFI and references herein to the Company signify BFI and its successor NHancement.

     Effective as of November 12, 1997, BioFactors, Inc., a Delaware corporation and a wholly-owned subsidiary of NHancement, was merged with and into Voice Plus, Inc., a California corporation and a wholly-owned subsidiary of NHancement, in a statutory merger intended to qualify, for federal income tax purposes, as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. Voice Plus was the surviving corporation in the merger transaction with BioFactors, and the separate existence of BioFactors ceased on the effective date of the merger. The operations of the combined entity are being conducted under the name of "Voice Plus(R)," which is headquartered in Fremont, California. Voice Plus remains a wholly-owned subsidiary of NHancement.

     On December 15, 1997, NHancement purchased one hundred percent (100%) of the shares of Advantis Network & System Sdn Bhd, a Malaysian corporation ("Advantis"). As a result of the acquisition, Advantis became a wholly-owned subsidiary of NHancement. Advantis is a telecommunications systems integrator located in Malaysia. The operations of the entity are being conducted under the name of "Advantis Network & System Sdn Bhd," which is headquartered in Kuala Lampur, Malaysia. The acquisition was accounted for as a purchase and, accordingly, the results of Advantis' operations were included in the Company's financial statements commencing December 15, 1997.

     The business of NHancement will be conducted by its operating company subsidiaries, Voice Plus, Inc. and Advantis Network & System Sdn Bhd. For the year ended December 31, 1996, the historical financial statement information includes the separate accounts of BFI without giving effect to the business combinations of BFI and VPI occurring immediately prior to the IPO, or to the IPO. For the year ended December 31, 1997, the historical financial statement information gives effect to the business combinations of BFI and VPI occurring immediately prior to the IPO, the IPO and the acquisition of Advantis. The historical financial statement information presented for 1997 includes twelve months of BFI operations, approximately eleven months of VPI operations and sixteen days of Advantis operations and gives effect to the business combinations and the IPO.

RESULTS OF OPERATIONS

                          NHANCEMENT TECHNOLOGIES INC.

                                                              YEARS ENDED
                                                              DECEMBER 31,
                                                           ------------------
                                                            1996        1997
                                                           ------      ------
Net revenues.............................................   100.0%      100.0%
Cost of goods sold.......................................    16.2%       57.3%
Gross margin.............................................    83.8%       42.7%
Research, selling and administration expenses............   240.0%       94.2%
  Operating loss.........................................  (156.2)%     (51.5)%
Other income (expense)...................................   (73.3)%       0.4%
Loss before income taxes.................................  (229.5)%     (51.1)%
Income taxes.............................................     0.0%        0.0%
Net loss.................................................  (229.5)%     (51.1)%

     In 1996, the Company's resources were devoted to development of BFI's employee impairment testing systems and pursuing the acquisition of VPI, which became a wholly-owned subsidiary of the Company in February 1997. BFI's net revenues in 1997 were negligible ($23,000) compared to $796,000 in 1996. The revenues in 1996 were primarily due to the recording of the $700,000 final payment from SportsTrac on a $1.0 million one-time fee recorded in connection with a sublicensing agreement signed in 1995 for BFI's technology for sports-related applications. The Company has decided to pursue a buyer for its FACTOR 1000 technology and products, as no significant FACTOR 1000 revenue is anticipated for 1998.

     The Company's primary focus in 1997 was as an integrator and distributor of voice processing and telecommunications systems for businesses, which operations were conducted through the Company's VPI subsidiary. Only eleven months of VPI's revenues were recorded in the Company's financial statements during 1997, for a total of $8.8 million. VPI's net revenues, as a stand-alone business and on an annualized basis, increased 9.1% from $8.8 million for the year ended December 31, 1996 to $9.6 million for the year ended December 31, 1997. The increase in VPI net revenues between 1996 and 1997 was due primarily to the sale of larger voice processing systems, multiple installations and reduction of its order backlog. The order backlog eroded during 1997 and at year-end was less than $1.0 million. VPI revenues in the fourth quarter of 1997 were about $500,000 below the 1997 run rate, and management expects sales levels to continue to be well below 1997 run rates in the first and second quarters of 1998. The projections for the first quarter are estimated at less than 50% of recent historical levels and is an indication of why the impairment loss was taken on the VPI acquisition. Additionally, the Company's revenues are almost exclusively derived from the sale of Centigram products and any termination or adverse change in the Company's distributor relationship with Centigram would have a material adverse impact upon the Company's voice processing business. Centigram has publicly announced that it has hired a third party firm to identify potential buyers for its CPE business. If Centigram's CPE business is sold to an entity which does not permit third parties such as the Company to continue to distribute the CPE products, there would be a significant adverse impact upon the Company's business for an indeterminate period of time until new supplier relationships could be established.

     The Company's Advantis subsidiary, a telecommunications systems integrator located in Malaysia, was acquired on December 15, 1997 and added less than one month, or $245,000, to the Company's net revenues during 1997. Advantis net revenues, as a stand alone business on a preacquisition and annualized basis, increased 170.6% from $1.7 million in the fiscal year ended March 31, 1996 to $4.6 million in the fiscal year ended March 31, 1997, due mainly to the sale of larger systems and projects. The Malaysian currency weakened substantially in 1997 and future softening of the Ringgit could have a material adverse effect on Advantis' business.

     Gross margins in 1997 decreased to 42.7% from 83.8% in 1996. Gross margins in 1996 related only to FACTOR 1000 sublicensing revenues which were extremely high as a result of the receipt of a $700,000 sublicense payment with minimal related expense. No significant revenues from the commercial release of the FACTOR 1000 system were recorded in 1997. The gross margin in 1997 is associated almost exclusively with the Company's VPI subsidiary whose gross margin, as a stand-alone business, increased slightly to 44.0% in 1997 compared to 41.4% in 1996 due to larger system sales. Advantis contributed only about $63,000 to the Company's gross margin. As a stand alone business, Advantis' gross margin fell 4.5% as a percent of sales from 1996 to 1997, but increased in dollar amount from $345,700 in 1996 to $749,100 in 1997, due mainly to ramp up costs associated with the sale of larger systems and projects. Due to the recent substantial change in the value of the Malaysian Ringgit, the Company is considering hedging currencies in 1998 to protest its gross margins. The Company, to date, has little experience with currently hedging transactions and this inexperience may result in an adverse affect on the Company's business.

     Company-wide research, selling and administrative ("RS&A") expenses as a percentage of net revenues were abnormally high during 1996 as compared to 1997 for the following reasons: (i) during most of 1996, BFI continued development of the FACTOR 1000 system, working closely with a few beta customers; (ii) most of the operating costs in 1996 were expended on the efforts to find complementary businesses to acquire that would provide a viable marketing channel for the FACTOR 1000 system; and (iii) during 1996 significant expenditures were made in connection with unconsummated mergers and indirect expenditures were made in connection with the impending VPI merger and to prepare for the IPO. The majority of RS&A expenses in 1997 were associated with the Company's VPI subsidiary. For VPI, as a stand-alone business, RS&A in 1997 increased 55.7% as a percent of revenues to 86.3% compared to 30.6% in 1996 due to (i) an impairment loss of $4.1 million which reduced the carrying value of the excess of cost over net assets acquired relating to the VPI acquisition , (ii) the recording of eleven months of amortization of the excess of cost over net assets acquired totaling $565,000 relating to the VPI acquisition and (iii) additional expenses associated with being a public reporting company. The Company recorded only insignificant RS&A expenses (approximately $36,000) for its newly acquired Advantis subsidiary during 1997. Advantis' RS&A, as a stand alone business, increased 4.2% as a percent of revenues year over year, due mainly to ramp up costs associated with increased revenue and accelerated revenue growth.

LIQUIDITY AND CAPITAL RESOURCES

     Although the acquisition of complementary businesses and products is an element of the Company's business strategy, none of the proceeds of the IPO were reserved specifically for the funding of future acquisitions. If a cash payment in excess of available working capital is required to make an acquisition, the Company will need to obtain additional debt or equity financing. Debt financing may require the Company to pay significant amounts of interest and principal payments, thus reducing the resources available to expand its existing businesses. Equity financing may dilute the Company's existing stockholders' interest in the assets or earnings of the Company. There can be no assurance that the Company will be able to obtain either debt or equity financing if and when it is needed for acquisitions or general working capital purposes or that, if available, such financing will be available on terms the Company deems acceptable. The inability of the Company to obtain such financing will likely have a material adverse effect on the Company's growth and acquisition strategy. The Company recently negotiated an equity financing for $3.0 million of which $750,000 has been received, with the remainder to be received subject to certain terms as follows: $500,000 with the filing of an S-3 registration statement, $500,000 60 days thereafter, $500,000 30 days thereafter and $750,000 30 days thereafter, with a larger portion of the proceeds to be used for the acquisition of Infotel.

     During 1997, net cash used in operating activities was $2.9 million, consisting primarily of cash used to pay accounts payable and accrued liabilities. Net cash provided by investing and financing activities totaled $4.2 million. Net proceeds from the IPO were $6.5 million, and cash acquired from the VPI and Advantis acquisitions was $0.8 million, of which a portion of these funds was utilized to repay approximately $2.0 million of outstanding nonconvertible debt and interest accrued at rates between 10% and 12% per annum, and $1.3 million of debt incurred in connection with the VPI acquisition. At December 31, 1997, the Company's working capital was $1.1 million and cash and cash equivalents totaled $1.4 million. The current ratio increased from 0.13 to 1 at December 31, 1996 to 1.3 to 1 at December 31, 1997, primarily due to funds received by the Company in its IPO and net assets associated with the Company's acquisitions. The reduced level of revenues projected for VPI and the corresponding reduction of income in the first quarters of 1998 will result in a net use of cash from operations and a reduction of current ratio.

     As of December 31, 1997, the Company had outstanding debt of approximately $0.5 million inclusive of associated accrued interest. The Company has been offered a $2 million accounts receivable credit line with a United States major bank with an advance rate of 80% of eligible receivables but has chosen not to finalize the agreement at this time.

     The Company's management estimates that it will incur about $500,000 in capital expenditures during the next 12 months, about $300,000 of which represents company-wide business systems software. It is anticipated that all major capital expenditures will be financed through equipment leases and will not require significant direct outlays of cash.

     Based upon its present plans, management believes that operating cash flow, available cash and available credit resources, together with the remaining net proceeds of the IPO, are adequate to meet the working capital cash needs of the Company and to meet anticipated capital needs during the next 12 months. Although the Company intends to issue shares of Common Stock as its primary method of financing acquisitions, it anticipates that additional funds will be required to successfully implement its acquisition program, and it will use various methods to finance acquisitions, including the payment of cash, for this purpose.

ACCOUNTING STANDARDS

     The Company was not affected by its adoption of Statement of Financial Accounting Standards No. 128, Earnings per Share, which established a different method of calculating earnings per share than was previously used in accordance with Accounting Principal Board No. 15, Earnings per Share, and provides for the calculation of basic and diluted earnings per share. This statement was effective for the Company's year ending December 31, 1997 and required that all prior earnings be restated to reflect its retroactive application.

     During 1997, the Financial Accounting Standards Board released its Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income. SFAS No. 130, which is effective for fiscal years beginning after December 15, 1997, establishes standards for reporting and display of comprehensive income and its components in the entity's financial statements. The objective of SFAS No. 130 is to report a measure of all changes in the equity of an enterprise that result from transactions and other economic events of the period. Comprehensive income is the total of net income and all other non-owner changes in equity. SFAS No. 130 does not address issues of recognition or measurement for comprehensive income and its components, and therefore, it will not have an impact on the financial condition or results of operations of the Company upon adoption.

     The Financial Accounting Standards Board also recently released SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. This Statement, which is also effective for fiscal years beginning after December 15, 1997, requires reporting of financial and descriptive information about reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Because of the recent issuance of this standard, management has been unable to fully evaluate the impact, if any, it may have on future financial statement disclosure. Results of operations and financial position, however, will be unaffected by implementation of this standard.

     In February 1998, the Financial Accounting Standards Board issued SFAS No. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits ("SFAS No. 132"). SFAS No. 132 standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer as useful as they were when previous related accounting standards were issued. SFAS No. 132 is effective for financial statements for the period beginning after December 15, 1997 and requires comparative information for earlier years to be restated unless the information is not readily available, in which case the notes to the financial statements should include all available information and a description of the information not available. Management believes that the Company's current financial statement disclosures will not need to be modified based upon current operations. Results of operations and financial position will be unaffected by implementation of this standard.

SEASONALITY AND INFLATION

     The Company's net sales typically show no significant seasonal variations, although net sales may be affected in the future by overall hiring trends and the concentration of vacations of key employees of client companies during the summer months or during holiday periods, which can delay product installations resulting in the postponement of the recognition of revenues.

YEAR 2000 DISCLOSURE

     The Company has begun to conduct a review of its internal computer systems to identify the systems that could be affected by the "Year 2000" issue and is developing an implementation plan to resolve any such problems. The Year 2000 problem is the result of computer programs being written using two digits (rather than four) to define the applicable year. Software programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations. The Company presently believes that, with modifications to or replacement of existing software, the Year 2000 problems will not pose significant operational problems for the Company's domestic computer systems. The Company believes that the costs associated with any such upgrade or replacement of software will not be material, and that all such changes will be implemented by the end of calendar year 1998. However, if such modifications are not made in a timely manner, or are not made properly, the Company may be unable to implement appropriate Year 2000 solutions, which could have a material adverse effect on the Company's business, financial condition or results of operations.

     The Company distributes products from third party voice product equipment manufacturers, some of which are susceptible to Year 2000 problems. During fiscal year 1997, the Company initiated a review of the products its domestic subsidiary distributes to determine which, if any, are not capable of recognizing the year 2000. Communications were initiated with all of the manufacturers of such products to determine the nature and extent of any Year 2000 problems. Where potential computer problems for the Year 2000 of products used or distributed by the Company have been identified, these manufacturers have stated that they have committed resources to resolving such problems prior to year 2000. However, there can be no assurances that these manufacturers will, in fact, timely complete the resolution of their Year 2000 problems or, even if timely completed, that those solutions will be acceptable in the marketplace. The solution to be provided by some manufacturers will involve a significant upgrade cost to the end user, which may give rise to disputes and/or litigation between the end user and the manufacturer, which may also involve the Company. The costs of such possible disputes or litigation could be significant, thereby resulting in a material adverse effect on the Company's business, financial condition and/or results of operations.

     The Company acquired Advantis Network & Systems Sdn Bhd, a Malaysian company, on December 15, 1997. Additionally, the Company signed a definitive agreement on January 16, 1998, to acquire Infotel Technologies Pte Ltd ("Infotel"), a company organized under the laws of Singapore. The Company has begun, but has not yet completed, its review of the internal computer systems of Advantis and Infotel to identify the systems in each company that are not Year 2000 compliant; thus, at this time the Company has not been able to determine whether Year 2000 problems (if any) will pose a significant operational problem for the computer systems of either of these two companies, and whether those operational problems, if any, would result in a material adverse effect on the Company's business, financial condition or results of operations. Similarly, the Company has not yet begun its review of third-party products distributed by Advantis or Infotel to determine the nature and extent of Year 2000 problems, if any, with such products. As a result, the Company is currently unable to determine whether there are any Year 2000 problems associated with such third-party products and, if so, whether the manufacturers will be able timely to complete resolution of them. The Company has also not been able to determine whether the legal systems of Malaysia and Singapore would result in more or less litigation exposure to the Company and its subsidiaries if there are disputes between the end user of a product installed by either Advantis or Infotel, and the manufacturer.

                              FINANCIAL STATEMENTS

     The Company's financial statements for the fiscal years ended December 31, 1997 and 1996 are shown on pages F-1 through F-22. The Company's financial statements (unaudited) for the three months ended March 31, 1998 and 1997 are shown on pages F-23 - F-31. The accounting firm of BDO Seidman, LLP, has been engaged as the Company's independent accountant for the past two years and its Report of Independent Certified Public Accountants for fiscal 1997 and 1996 is shown on page F-2.

                STATEMENT REGARDING ACCOUNTANTS' REPRESENTATIVES

     Representatives of the principal accountants for the current year and for the most recently completed fiscal year: (i) are expected to be present at the Special Meeting; (ii) will have the opportunity to make a statement if they desire to do so; and (iii) are expected to be available to respond to appropriate questions.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

     There was no adverse opinion or disclaimer of opinion or disagreement on any matter of accounting principles or practices in BDO Seidman, LLP's report on the financial statements for the fiscal year ended December 31, 1997.

                         TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

     Proposals of stockholders intended to be presented at the next annual meeting of the stockholders of the Company must have been received by the Company at its offices at 39420 Liberty Street, Suite 250, Fremont, California 94538, on or before January 15, 1998, and satisfied the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                                          By Order of the Board of Directors

                                          Douglas S. Zorn
                                          Secretary

June   , 1998

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1997

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

                               TABLE OF CONTENTS

                                                                 PAGE
                                                              ----------
Report of Independent Certified Public Accountants..........         F-2
Consolidated financial statements
  Consolidated balance sheet as of December 31, 1997........         F-3
  Consolidated statements of operations for the years ended
     December 31, 1996 and 1997.............................         F-4
  Consolidated statements of stockholders' equity (deficit)
     for the years ended December 31, 1996 and 1997.........         F-5
  Consolidated statements of cash flows for the years ended
     December 31, 1996 and 1997.............................         F-6
  Summary of accounting policies............................         F-8
  Notes to the consolidated financial statements............  F-12--F-22

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
and the Stockholders of
NHancement Technologies Inc. and Subsidiaries
Fremont, California

     We have audited the accompanying consolidated balance sheet of NHancement Technologies Inc. and Subsidiaries as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the two years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 8 to the consolidated financial statements, the Company purchases substantially all of its inventory requirements from one vendor. Additionally, this vendor has announced its intentions to sell its customer premise equipment business which services the largest portion of the Company's current business.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NHancement Technologies Inc. and Subsidiaries at December 31, 1997 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                            BDO Seidman, LLP

San Francisco, California
April 13, 1998

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                     ASSETS

                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
CURRENT
  Cash and cash equivalents (Note 8)........................  $  1,363,200
  Accounts receivable, less allowance for doubtful accounts
    of $515,000 (Note 8)....................................     3,005,200
  Inventory.................................................       536,200
  Current portion of notes receivable from stockholders
    (Notes 2 and 7).........................................       109,500
  Income tax receivable.....................................       172,000
  Prepaid expenses and other (Note 3).......................       179,300
                                                              ------------
TOTAL CURRENT ASSETS........................................     5,365,400
                                                              ------------
PROPERTY AND EQUIPMENT
  Office equipment..........................................       694,500
  Computers.................................................       312,300
  Automobiles...............................................       221,800
  Furniture and fixtures....................................        82,800
                                                              ------------
                                                                 1,311,400
Less accumulated depreciation...............................       608,600
                                                              ------------
PROPERTY AND EQUIPMENT, NET.................................       702,800
                                                              ------------
Excess of cost over net assets acquired of Voice Plus, Inc.
  (Note 1)..................................................     1,500,000
Excess of cost over net assets acquired of Advantis, net of
  accumulated amortization of $4,200 (Note 1)...............       987,100
Long-term portion of notes receivable from stockholders
  (Notes 2 and 7)...........................................       157,500
Deferred acquisition costs (Note 1).........................        49,600
Other assets................................................       142,500
                                                              ------------
                                                              $  8,904,900
                                                              ============

                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT
  Lines of credit (Note 3)..................................  $    192,100
  Current portion of long-term debt (Notes 3 and 7).........       296,500
  Deferred revenue..........................................     1,057,000
  Accounts payable..........................................     1,392,200
  Accrued liabilities.......................................       440,600
  Payable to affiliates (Note 7)............................       426,700
  Payable to stockholders (Note 7)..........................        58,200
  Accrued professional fees.................................       159,800
  Payroll related liabilities...............................       249,200
                                                              ------------
TOTAL CURRENT LIABILITIES...................................     4,272,300
LONG-TERM DEBT, net of current portion (Notes 3 and 7)......       157,500
                                                              ------------
TOTAL LIABILITIES...........................................     4,429,800
                                                              ------------
COMMITMENTS AND CONTINGENCIES (Notes 1, 6, 8 and 12)
STOCKHOLDERS' EQUITY (Notes 4 and 5)
  Preferred stock, $0.01 par value, 2,000,000 shares
    authorized, no shares issued and outstanding at December
    31, 1997................................................            --
  Common stock, $0.01 par value, 20,000,000 shares
    authorized, 4,437,000 shares issued and outstanding at
    December 31, 1997.......................................        44,400
  Additional paid-in capital................................    18,020,600
  Accumulated deficit.......................................   (13,601,200)
  Cumulative translation gain...............................        11,300
                                                              ------------
TOTAL STOCKHOLDERS' EQUITY..................................     4,475,100
                                                              ------------
                                                              $  8,904,900
                                                              ============

   See accompanying summary of accounting policies and notes to consolidated financial statements.

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               YEARS ENDED DECEMBER 31,
                                                              --------------------------
                                                                 1996           1997
                                                              -----------    -----------
NET REVENUES, including $700,000 from the sale of sublicense in 1996
  (Note 8)..................................................  $   796,400    $ 8,983,000
Cost of sales...............................................      129,200      5,149,500
                                                              -----------    -----------
GROSS PROFIT................................................      667,200      3,833,500
                                                              -----------    -----------
OPERATING EXPENSES
Research and development....................................       98,400         87,900
  Selling, marketing and administrative (Note 7)............    1,812,800      3,726,900
  Amortization of excess of cost over net assets acquired,
     including impairment loss of $4,084,300 (Note 1).......           --      4,649,100
                                                              -----------    -----------
TOTAL OPERATING EXPENSES....................................    1,911,200      8,463,900
LOSS FROM OPERATIONS........................................   (1,244,000)    (4,630,400)
OTHER INCOME (EXPENSE)
  Interest income...........................................           --        136,900
  Interest expense..........................................     (582,000)       (97,700)
  Other.....................................................       (2,000)            --
                                                              -----------    -----------
TOTAL OTHER INCOME (EXPENSE)................................     (584,000)        39,200
                                                              -----------    -----------
NET LOSS....................................................  $(1,828,000)   $(4,591,200)
                                                              ===========    ===========
BASIC AND DILUTIVE NET LOSS PER COMMON SHARE................  $     (4.20)   $     (1.18)
                                                              ===========    ===========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING..................      435,400      3,883,300
                                                              ===========    ===========

   See accompanying summary of accounting policies and notes to consolidated financial statements.

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                 ADDITIONAL                   CUMULATIVE
                                              COMMON STOCK         PAID-IN     ACCUMULATED    TRANSLATION
                                            SHARES     AMOUNT      CAPITAL       DEFICIT         GAIN          TOTAL
                                           ---------   -------   -----------   ------------   -----------   -----------
BALANCE, January 1, 1996.................     93,200   $1,000    $ 4,972,600   $(7,182,000)     $    --     $(2,208,400)
Issuance of common stock with notes
  payable (Note 4).......................    303,400    3,000        199,300            --           --         202,300
  Issuance of common stock for payment of
    salaries and outside service fees
    (Note 7).............................    216,200    2,100        142,000            --           --         144,100
  Issuance of warrants with notes payable
    (Note 5).............................         --       --         50,000            --           --          50,000
Net loss.................................         --       --             --    (1,828,000)          --      (1,828,000)
                                           ---------   -------   -----------   ------------     -------     -----------
BALANCE, December 31, 1996...............    612,800    6,100      5,363,900    (9,010,000)          --      (3,640,000)
  Common stock issued for Voice Plus,
    Inc. acquisition (Note 1)............  1,312,500   13,100      4,666,900            --           --       4,680,000
  Sale of common stock in an Initial
    Public Offering, net of stock
    issuance costs of $1,660,200 (Note
    11)..................................  2,045,000   20,500      6,499,300            --           --       6,519,800
  Conversion of debt and accrued interest
    into common stock (Note 11)..........    258,200    2,600      1,030,000            --           --       1,032,600
  Issuance of common stock options for
    payment of outside service fees......         --       --          3,800            --           --           3,800
  Common stock issued for Advantis
    acquisition (Note 1).................    208,500    2,100        456,700            --           --         458,800
Cumulative translation gain -Advantis....                                                        11,300          11,300
Net loss.................................         --       --             --    (4,591,200)          --      (4,591,200)
                                           ---------   -------   -----------   ------------     -------     -----------
BALANCE, December 31, 1997...............  4,437,000   $44,400   $18,020,600   $(13,601,200)    $11,300     $ 4,475,100
                                           =========   =======   ===========   ============     =======     ===========

   See accompanying summary of accounting policies and notes to consolidated financial statements.

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               YEARS ENDED DECEMBER 31,
                                                              --------------------------
      INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS           1996           1997
      ------------------------------------------------        -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss....................................................  $(1,828,000)   $(4,591,200)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and other amortization.......................       36,200        159,500
  Amortization of excess cost over net assets acquired,
     including impairment loss..............................           --      4,649,100
  Amortization of discount and debt issue costs on notes
     payable................................................      252,300             --
  Compensation related to grant of stock options and common
     stock..................................................       34,100          3,800
  Other.....................................................           --          8,800
  Changes in operating assets and liabilities:
     Accounts receivable....................................       15,000       (265,600)
     Notes receivable, related party........................      700,000             --
     Income tax receivable..................................           --       (172,000)
     Inventory..............................................        1,200        653,900
     Prepaid expense and other..............................       29,800        (89,300)
     Other assets...........................................           --        (48,100)
     Deferred revenue.......................................     (723,900)      (459,900)
     Accounts payable.......................................      200,800     (1,283,700)
     Other current liabilities..............................      609,400     (1,442,600)
                                                              -----------    -----------
NET CASH USED IN OPERATING ACTIVITIES.......................     (673,100)    (2,877,300)
                                                              -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Deferred acquisition costs................................     (100,100)      (188,000)
  Cash acquired from VPI and Advantis acquisitions..........           --        851,900
  Note receivable from stockholder..........................           --        (63,000)
  Purchases of property and equipment.......................      (12,500)      (252,500)
                                                              -----------    -----------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES.........     (112,600)       348,400
                                                              -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from initial public offering of common stock, net
     of offering costs......................................           --      6,519,800
  Deferred stock offering costs.............................     (376,200)       376,200
     Proceeds from long-term debt...........................    1,170,000             --
     Principal payments on long-term debt...................     (118,500)    (1,814,000)
     Principal payments on long-term debt due stockholder...           --     (1,250,000)
                                                              -----------    -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES...................      675,300      3,832,000
                                                              -----------    -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........     (110,400)     1,303,100
CASH AND CASH EQUIVALENTS, beginning of year................      170,500         60,100
                                                              -----------    -----------
CASH AND CASH EQUIVALENTS, end of year......................  $    60,100    $ 1,363,200
                                                              ===========    ===========
SUPPLEMENTAL DATA:
Interest paid...............................................  $    35,400    $   267,700
Income taxes paid...........................................  $        --    $   191,200
                                                              ===========    ===========

   See accompanying summary of accounting policies and notes to consolidated financial statements.

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:

     In 1996, the Company issued 178,700 shares of its Common Stock to three officers in lieu of cash compensation. The aggregate value of these shares totaled $119,700, of which $110,000 was for payment of deferred compensation accrued in 1994 (see Note 7).

     On February 3, 1997, the Company issued 1,312,500 shares of its Common Stock and $1,500,000 in promissory notes for all the outstanding shares of Voice Plus, Inc. pursuant to a purchase and plan of merger agreement (see Note 1).

     On February 4, 1997, the Company issued 258,200 shares of its Common Stock as repayment of certain notes payable and accrued interest thereon (see Note
11).

     On December 15, 1997, the Company issued 208,500 shares of its Common Stock in exchange for all the outstanding shares of Advantis pursuant to a purchase and plan of merger agreement (see Note 1).

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

                         SUMMARY OF ACCOUNTING POLICIES

ORGANIZATION

     NHancement Technologies Inc., a Delaware corporation ("NHancement" or the "Company"), was incorporated in October 1996 as a holding company and successor to the business of BioFactors, Inc. ("BFI" or "BioFactors"), a Delaware corporation. On February 3, 1997, prior to the February 4, 1997 consummation of the initial public offering ("IPO") of the Company's common stock (see Note 11), BFI merged with a subsidiary of NHancement whereupon BFI, as the surviving corporation, became a wholly-owned subsidiary of NHancement (the "BFI Merger"). Also, on February 3, 1997, the Company acquired Voice Plus, Inc. ("VPI" or "Voice Plus"), a California corporation, a systems integrator and national distributor of voice processing equipment, pursuant to a transaction by which VPI merged with a subsidiary of NHancement, whereupon VPI, as the surviving corporation, became a wholly-owned subsidiary of NHancement (the "VPI Acquisition"). The acquisition was accounted for as a purchase, and, accordingly, the results of VPI's operations were included in the Company's consolidated financial statements commencing February 3, 1997. For financial accounting purposes, BFI is deemed to be the acquirer of VPI.

     Effective November 12, 1997, BioFactors, Inc. was merged with and into Voice Plus, Inc. in a statutory merger intended to qualify, for federal income tax purposes, as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. Voice Plus is the surviving corporation in the merger transaction with BioFactors, and the separate existence of BioFactors ceased on the effective date of the merger. The operations of the combined entity are being conducted under the name of "Voice Plus," which is headquartered in Fremont, California. Voice Plus remains a wholly-owned subsidiary of NHancement.

     On December 15, 1997, NHancement purchased one hundred percent (100%) of the outstanding shares of Advantis Network & System Sdn Bhd ("Advantis"). As a result of the acquisition, Advantis has become a wholly-owned subsidiary of NHancement. Advantis is a telecommunications systems integrator. The operations of the entity are being conducted under the name of "Advantis Network & System Sdn Bhd," which is headquartered in Kuala Lumpur, Malaysia. The acquisition was accounted for as a purchase, and, accordingly, the results of Advantis' operations were included in the Company's consolidated financial statements commencing December 15, 1997.

     The business of NHancement is conducted by its operating company subsidiaries, Voice Plus, Inc. and Advantis Network & System Sdn Bhd. (see Note
1).

BUSINESS

     The Company, via its Voice Plus subsidiary, is a systems integrator and distributor of voice processing equipment. VPI also provides various services including equipment installation, technical support and ongoing maintenance. Revenues generated by Voice Plus represented approximately 97% of total 1997 consolidated net revenues. VPI maintains offices in the states of California, New York, Georgia, Arizona, Utah and Texas.

     In March 1998, the Company formalized a plan to exit from the business related to its FACTOR 1000(R) product, which measures human sensorimotor skills to determine an individual's performance readiness and fitness to perform, given the resources required to develop a market for the product and the need to dedicate its financial resources to its other core businesses. The remaining assets and liabilities associated with the FACTOR 1000(R) product at December 31, 1997 and the related revenues and expenses for the year then ended were insignificant. Management does not expect to incur a loss on the planned sale during 1998 of the FACTOR 1000(R) product. The Company's FACTOR 1000(R) system is based upon the Critical Tracking Task (CTT) software, which is exclusively licensed from Systems Technology Inc. (STI) in Hawthorne, California. The license agreement with STI is effective through November 2008 and grants the Company the right to issue sublicenses during the term of the agreement.

     Under the terms of a sublicense agreement entered into with SportsTrac, Inc., a company whose chief executive officer is a minority stockholder and former executive officer of the Company, the Company has granted an exclusive world-wide sublicense for sports and on-field-athletic-performance related uses of the FACTOR 1000(R) system through November 2008. In connection with this agreement, the Company recognized $700,000 in revenue in 1996 and is entitled to royalties of 8.5% of cash receipts from the sale of products or services containing the licensed technology. During 1997, the company received $900 relating to these ongoing royalties.

     The Company's subsidiary, Advantis Network & Systems Sdn Bhd, is an integrator of communications systems in Malaysia, designing, integrating and installing communications systems that range from highly sophisticated systems to simplistic infrastructure cabling. Advantis also provides various services including equipment installation, technical support and ongoing maintenance.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts and results of operations of the Company and its wholly-owned subsidiaries Voice Plus, Inc. and Advantis Network & System Sdn Bhd since their respective dates of acquisition (see Note 1). Significant intercompany accounts and transactions have been eliminated.

REVENUE RECOGNITION

     The Company recognizes revenue under several methods as dictated by the nature of the service or product provided and the terms of the sales agreement. Generally, system sales are recognized when all significant uncertainties about customer acceptance of the system have been resolved. Once system installation is complete, seller obligations, including estimated future technical support costs, are immaterial. Revenue from maintenance contracts is prorated over the life of the contract, normally one year, although the entire amount of the contract is collected at the beginning of the term. Services, labor and the sale of parts, upgrades, moves, adds and changes are recorded in the period shipped or provided. Revenue on the sale of a FACTOR 1000(R) system is recognized when the system has been installed and the Company's related contractual training and support obligations are substantially complete. Revenue based on the sublicense of the FACTOR 1000(R) system is recognized as payment is received.

INVENTORY

     Inventory consists primarily of systems and system components and is valued at the lower of cost (first-in, first-out method) or market.

PROPERTY, EQUIPMENT, AND DEPRECIATION

     Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, generally three to five years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or their estimated useful life. Maintenance and repairs are expensed as incurred and improvements are capitalized.

EXCESS OF COST OVER NET ASSETS ACQUIRED

     The excess of cost over net assets acquired ("goodwill"), which relates to the Company's acquisition of Voice Plus, Inc. and Advantis Network & System Sdn Bhd, is being amortized over a five to ten year period using the straight-line method.

LONG-LIVED ASSETS

     Long-lived assets are evaluated for possible impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable, or whenever management has committed to a plan to dispose of the assets. Such assets are carried at the lower of book value or fair value as estimated by management based on appraisals, current market value, and comparable sales value, as appropriate. Assets to be held and used affected by such impairment loss are depreciated or amortized at their new carrying amount over the remaining estimated life, assets to be paid or otherwise disposed of are not subject to further depreciation or amortization. In determining whether an impairment exists, the Company uses undiscounted future cash flows compared to the carrying value of the asset.

RESEARCH AND DEVELOPMENT COSTS

     Research and development costs are expensed as incurred.

INCOME TAXES

     The Company uses the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are recognized based on the temporary differences between the financial statement and income tax bases of assets, liabilities and carryforwards using enacted tax rates. Valuation allowances are established for deferred tax assets when realization is not deemed more likely than not.

USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates used in preparing these consolidated financial statements include those assumed in computing the fair value of goodwill. Actual results could differ from those estimates.

STOCK-BASED COMPENSATION

     Effective January 1, 1996, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. Under this standard, companies are encouraged, but not required, to adopt the fair value method of accounting for employee stock-based transactions. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. Companies are permitted to continue to account for employee stock-based transactions under Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees," but are required to disclose pro forma net income (loss) and earnings (loss) per share as if the fair value method had been adopted. The Company has elected to continue to account for stock-based compensation under APB No. 25.

NET LOSS PER SHARE

     Effective for the year ended December 31, 1997, the Company adopted the provisions of SFAS No. 128, Earnings per Share. SFAS No. 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity. Because of losses in 1996 and 1997, calculations under SFAS No. 128 were the same as those under the prior method. Options and warrants to purchase 534,400 and 1,154,100 shares were outstanding during the years ended December 31, 1996 and 1997 but were not included in the computation of diluted loss per common share because the effect would be antidilutive.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS No. 130"), which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other statements.

     SFAS No. 130 is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated. Management believes that the Company's current financial statement disclosures will not need to be significantly modified based upon current operations. Results of operations and financial position, however, will be unaffected by future implementation of this standard.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, ("SFAS No. 131") which supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS No. 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

     SFAS No. 131 is effective for financial statements for the period beginning after December 15, 1997 and requires comparative information for earlier years to be restated. Because of the recent issuance of this standard, management has been unable to fully evaluate the impact, if any, it may have on future financial statement disclosure. Results of operations and financial position, however, will be unaffected by implementation of this standard.

     In February 1998, the Financial Accounting Standards Board issued SFAS No. 132, Employers' Disclosures about Pensions and Other Post Retirement Benefits ("SFAS No. 132"). SFAS No. 132 standardizes the disclosure requirements for pensions and other post retirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer as useful as they were when previous related accounting standards were issued.

     SFAS No. 132 is effective for financial statements for the period beginning after December 15, 1997 and requires comparative information for earlier years to be restated unless the information is not readily available, in which case the notes to the financial statements should include all available information and a description of the information not available. Management believes that the Company's current financial statement disclosures will not need to be modified based upon current operations. Results of operations and financial position will be unaffected by implementation of this standard.

FOREIGN CURRENCY TRANSLATION

     Assets and liabilities of the Company's foreign subsidiary are translated at the exchange rate on the balance sheet date, while revenues and expenses are translated at average rates prevailing during the period. Translation adjustments are reported as a component of stockholders' equity.

FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash, accounts receivable and debt. The carrying value of cash and accounts receivable approximate fair value based upon the liquidity and short-term nature of the assets. The carrying value of short-term and long-term debt approximates the fair value based upon short-term and long-term borrowings at market rate interest.

                 NHANCEMENT TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS ACQUISITIONS

     On February 3, 1997, NHancement merged a wholly-owned subsidiary with and into BFI, whereupon BFI, as the surviving corporation, became a wholly-owned subsidiary of NHancement, and shares of NHancement common stock were exchanged for all the issued and outstanding common stock of BFI, in a ratio of three shares of common stock for every four shares of BFI common stock. Pursuant to the BFI Merger agreement, NHancement assumed (i) the obligations of BFI's outstanding stock options, by which assumption the optionee has the right to purchase 5.625 shares of NHancement Common Stock for every 10 shares of BFI common stock the optionee could have purchased prior to the BFI Merger at an exercise price per share equal to 80% of the IPO Price, (ii) the obligations of BFI's issued and outstanding warrants in accordance with their terms, and (iii) the obligations of the Registration Rights Agreement dated as of September 1, 1996, and NHancement issued to certain holders of BFI notes, warrants to purchase an aggregate of 109,900 shares of NHancement's common stock, exercisable commencing one year from the close of the IPO at an exercise price of 120% of the IPO Price.

     Also, on February 3, 1997, the Company entered into a stock purchase agreement with Voice Plus, Inc., pursuant to a transaction by which the Company merged a wholly-owned subsidiary with and into VPI whereupon VPI, as the surviving corporation, became a wholly-owned subsidiary of the Company. This merger provided for the exchange of (i) the Company's unsecured promissory note in a principal amount of $1,000,000, bearing interest at the medium term T-bill rate, with all principal and accrued interest paid in full during 1997, (ii) the Company's unsecured promissory note in a principal amount of $500,000, bearing interest at the medium term T-bill rate, due on the third anniversary of the consummation of the merger subject to accelerated payment based upon quarterly earnings of Voice Plus, and (iii) shares of NHancement common stock with an estimated fair value of $4,680,000 (of which, shares valued at $2,400,000 were sold in the IPO, and the remainder of the shares are subject to restrictions on transferability under the Securities Act of 1933 (as amended) and pursuant to a lock-up agreement with the underwriter of the IPO), for all the issued and outstanding common stock of VPI. In connection with the VPI Acquisition, the Company entered into a three-year employment agreement with the president and sole stockholder of VPI, pursuant to which the Company pays a base salary of $150,000 per year, commissions of approximately $200,000 per year and an annual performance based bonus. The employment agreement provides that, if the Company materially breaches the agreement or terminates the employee without "cause," the Company will continue to pay base salary and 50% of the commissions for the duration of the term and, in the event of a material breach by the Company, the two promissory notes will be accelerated and immediately become due and payable. In addition, the Company paid signing bonuses in the aggregate amount of $170,000 to three employees of VPI. The bonuses, of which 50% was paid upon consummation of the IPO and the remainder was paid in August 1997, were not contingent upon continued employment.

                 NHANCEMENT TECHNOLOGIES, INC. AND SUBSIDIARIES

     The purchase price and fair value of net assets acquired in the VPI Acquisition are summarized as follows:

Consideration:
  Common stock -- 600,000 selling shares....................    $2,400,000
  Long-term notes...........................................     1,500,000
  Common stock -- 712,500 shares subject to lockup
     agreements.............................................     2,280,000
                                                                ----------
Total consideration.........................................     6,180,000
                                                                ----------
Calculation of goodwill:
  Net assets acquired(1)....................................     1,012,200
  Cost of acquisition.......................................      (270,100)
                                                                ----------
                                                                   742,100
                                                                ----------
Excess of cost over net assets acquired.....................    $5,437,900
                                                                ==========

---------------

(1) Net assets of $390,600 and an increase of estimated fair value of (i) inventories of $486,300 and (ii) equipment of $135,300. The increase in valuation of inventories is based on estimated selling prices less a reasonable profit allowance for installation and selling effort. The increase in valuation of fixed assets is based on physical counts valued at current replacement cost.

     The carrying value of goodwill is periodically evaluated by the Company based on the estimated future undiscounted operating cash flows of the related business. Because of an anticipated change in voice processing technology over the next several years and uncertainties regarding the Company's distributor relationship with its principal supplier, Centigram Communications Corporation (see Note 8), the estimated future undiscounted operating cash flows of Voice Plus, Inc. are less than those estimated at the time of its acquisition and less than the carrying amount of the excess of cost over net assets acquired at December 31, 1997. As such, the Company has recorded an impairment loss of $4,084,300, representing the difference between the carrying amount of goodwill over its estimated fair value. Fair value was determined using estimated future cash flows of Voice Plus, Inc., discounted at 20%. In addition, the useful life of the $1,500,000 balance of the goodwill of Voice Plus, Inc. at December 31, 1997 was reduced from ten years to five years.

     On December 15, 1997, the Company consummated the acquisition of Advantis Network & System Sdn Bhd, a Malaysian corporation and systems integrator and distributor of communication equipment, pursuant to a transaction by which Advantis merged with NHancement, whereupon Advantis became a wholly-owned subsidiary of NHancement.

     The purchase price and fair value of net assets acquired in the Advantis acquisition are summarized as follows:

Consideration:
  Common stock -- 208,500 shares subject to lockup
     agreements.............................................    $458,800
Calculation of goodwill:
          Net liabilities assumed...........................    (394,100)
          Cost of acquisition...............................    (138,400)
                                                                (532,500)
                                                                --------
Excess of cost over net assets acquired.....................    $991,300
                                                                ========

     In addition to the above consideration, the Advantis stockholders are entitled to receive up to an additional 321,500 shares of the Company's common stock if certain profit and accounts receivable collection goals are attained.

                 NHANCEMENT TECHNOLOGIES, INC. AND SUBSIDIARIES

     The following unaudited pro forma summary combines the consolidated results of operations of the Company, Voice Plus and Advantis as if the acquisitions had occurred January 1, 1996 and January 1, 1997. The pro forma information gives effect to certain adjustments, including the amortization of excess cost over net assets acquired, the increase in corporate overhead resulting from the renegotiation of employment agreements with key management employees of VPI, additional depreciation expense resulting from recording certain equipment of VPI at estimated fair values and additional interest expense on notes payable to the former stockholder of VPI. This pro forma summary does not necessarily reflect results of operations as they would have been if the Company, Voice Plus and Advantis had constituted a single entity during such periods and is not necessarily indicative of results which may be obtained in the future.

                                                            YEARS ENDED DECEMBER 31,
                                                           ---------------------------
                                                              1996            1997
                                                           (UNAUDITED)     (UNAUDITED)
                                                           -----------     -----------
Net revenues.............................................  $13,411,900     $14,209,700
Loss before income taxes.................................   (1,136,200)     (4,913,800)
                                                           -----------     -----------
Net loss.................................................  $(1,136,300)    $(4,914,400)
                                                           ===========     ===========
Basic and diluted loss per share:
Net loss per common share................................  $     (0.58)    $     (1.17)
Weighted average shares..................................    1,955,900       4,208,400

2. NOTES RECEIVABLE FROM STOCKHOLDERS

     At December 31, 1997, notes receivable from stockholders consist of the following:

Note receivable, principal due in monthly payments of
  $2,600, including interest at the Base Lending Rate
  ("BLR") in Malaysia plus 2.25% (12.65% at December 31,
  1997) through April 2012..................................  $204,000
Note receivable from an officer of the Company, interest at
  7%, with principal and unpaid interest due April 1998.....    63,000
                                                               267,000
Less current portion........................................   109,500
                                                              --------
                                                              $157,500
                                                              ========

                 NHANCEMENT TECHNOLOGIES, INC. AND SUBSIDIARIES

3. LONG-TERM DEBT AND LINES OF CREDIT

     Long-term debt consists of the following at December 31, 1997:

Note payable to the former sole stockholder of Voice Plus,
  Inc. pursuant to the terms of the acquisition of Voice
  Plus, Inc. in February 1997, interest at medium term
  T-bill rate (5.3% at December 31, 1997).(1)...............  $250,000
Term loan with a financial institution in Malaysia,
  guaranteed by the officers of Advantis, principal due in
  monthly payments of $2,600, including interest at the BLR
  plus 2.25% per annum (12.65% at December 31, 1997) through
  April 2012.(2)............................................   204,000
                                                               454,000
Less current portion........................................   296,500
                                                              --------
                                                              $157,500
                                                              ========

---------------

(1) Pursuant to the terms of the VPI stock purchase agreement, the Company issued an unsecured promissory note in the principal amount of $1,000,000, bearing interest at the medium term T-bill rate to the sole stockholder of Voice Plus. Early repayment was based on the profitability of Voice Plus, with the unpaid balance, if any, due on the third anniversary of the consummation of the merger. As of December 31, 1997, this note and all accrued interest was paid in full. The Company also issued an unsecured promissory note in a principal amount of $500,000, bearing interest at the medium term T-bill rate to the sole stockholder of Voice Plus. Principal repayment of $62,500 per quarter plus all accrued interest is to be made for each quarter that Voice Plus is profitable (as defined) by one dollar, with the balance due on the third anniversary of the consummation of the merger. As of December 31, 1997 a principal balance of $250,000 remained unpaid.

(2) A stockholder has pledged certain owned real property as collateral on this loan. All proceeds of the loan were advanced by the Company's Advantis subsidiary to the stockholder. The Company has recorded a note receivable from the stockholder and a related loan payable under the credit facility. Under the terms of the stockholder loan agreement, repayments including interest, will match the Company's payments due under the term loan.

     Future minimum principal payments on long-term debt are as follows:

YEARS ENDING DECEMBER 31,                            AMOUNT
-------------------------                           --------
1998..............................................  $296,500
1999..............................................    14,200
2000..............................................    14,200
2001..............................................    14,200
2002..............................................    14,200
Thereafter........................................   100,700
                                                    --------
                                                    $454,000
                                                    ========

     At December 31, 1997, the Company's financing arrangements include the following credit facilities with financial institutions in Malaysia:

     - A $64,300 overdraft facility for working capital expiring June 1998 and bearing interest at the BLR plus 2.0% (12.4% at December 31, 1997). At December 31, 1997, $37,000 was outstanding under this overdraft facility. Included in prepaid expenses and other is a cash deposit of $25,700 which is pledged as collateral and restricted for repayment of this facility.

                 NHANCEMENT TECHNOLOGIES, INC. AND SUBSIDIARIES

     - A $192,000 credit facility for overdraft, letters of credit and trust receipts which expired in February, 1998 and bearing interest at the BLR plus 2.25%. Management is currently in the process of negotiating renewal terms. At December 31, 1997, $155,100 was outstanding under this credit facility.

     - A $385,900 facility collateralized by eligible accounts receivable, used for document advances, letters of credit and trust receipts bearing interest at the BLR plus 2.25% and expired in February, 1998. Management is currently in the process of negotiating renewal terms. No borrowings were outstanding at December 31, 1997.

4. STOCKHOLDERS' EQUITY

     Convertible Preferred Stock

     The Company is authorized to issue 2,000,000 shares of preferred stock with designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's common stock (see Note 12).

     Common Stock

     In February 1997, pursuant to the BFI Merger Agreement, all outstanding shares of BFI common stock were exchanged for the Company's Common Stock. The consolidated financial statements have been retroactively restated to give effect to the 3-for-4 exchange ratio in connection with the BFI Merger (see Note
1). Accordingly, all references in the consolidated financial statements to share amounts and per share amounts have been adjusted to reflect the BFI Merger exchange.

     In connection with the issuance of various notes payable during 1996, BFI issued to the note holders an aggregate of 303,400 shares of BFI common stock at $0.01 per share. During 1996, the Company recorded $202,300, in debt issue costs based on the estimated fair value of $0.67 per share.

     On February 3, 1997, the Company issued 1,312,500 shares of its common stock and $1,500,000 in promissory notes to the sole stockholder of VPI in exchange for all of the outstanding shares of VPI, and VPI became a wholly-owned subsidiary of the Company (see Note 1).

     Immediately preceding the Company's IPO, certain of the holders of the Company's convertible notes had those notes, and any accrued interest thereon, converted into 258,200 shares of the Company's common stock (See Note 11).

     On February 4, 1997, the Company completed an IPO of its shares, selling 2,045,000 shares of its common stock, including the over-allotment, to the public and raising approximately $6.5 million net of fees and expenses. In addition, the former sole stockholder of VPI sold 600,000 of his shares of Company stock in the IPO (See Note 11).

     Effective December 15, 1997, the Company issued 208,500 shares of the Company's common stock for all of the outstanding shares of Advantis Network & Systems Sdn Bhd. Further, depending upon Advantis collecting certain accounts receivable prior to June 30, 1998 and meeting certain profit targets over the following two years, the Company could be obligated to issue up to an additional 321,500 shares of its common stock to the former Advantis stockholders (see Note
1).

                 NHANCEMENT TECHNOLOGIES, INC. AND SUBSIDIARIES

5. STOCK OPTIONS AND WARRANTS

  Stock Options

     BFI's Stock Option Plan adopted in February 1994 (the BFI Plan) provided for the granting of 976,500 stock options (after giving effect to the 3-for-4 exchange ratio in connection with the BFI Merger). Upon consummation of the BFI Merger (see Note 1), the stock options outstanding under BFI's Plan were re-granted by the Company and are subject to the terms of the Equity Incentive Plan adopted by the Company and approved by its stockholders on January 23, 1997. At its August 1997, stockholders meeting, the stockholders of the Company approved an increase to the Company's stock option plan of 500,000 shares. The Equity Incentive Plan is administered by the Company's Board of Directors. Options granted may be either incentive stock options, as defined in the Internal Revenue Code, or non-qualified options. The stock options are exercisable over a period determined by the Board of Directors, but no longer than ten years after the date of grant. The vesting schedule for incentive stock options usually covers a three or four year period ranging from one-third immediately and the remainder equally over the next two years to 25% at the end of the first year and the remainder monthly over the next three years. Vesting for non-qualified stock options is determined on a grant-by-grant basis. Incentive stock options must have an exercise price of not less than fair market value of the common stock on the date of grant (or, for incentive stock options granted to a person holding more than 10% of the voting power of the Company, options must have an exercise price equal to 110% of the fair market value, and be exercisable for a period of five years). The aggregate fair value of the common stock subject to options granted to an optionee that are exercisable for the first time by an optionee during any calendar year may not exceed $100,000. Options generally expire three months following termination of employment. The Company recorded no compensation expense related to grants and exercise of stock options in 1996 and $3,800 in 1997.

     The following table summarizes transactions pursuant to the Company's Plan:

                                          WEIGHTED                                              WEIGHTED
                                          AVERAGE                                                AVERAGE
                                        OPTION PRICE                                            REMAINING
                                            PER                                    AVAILABLE   CONTRACTUAL
                                           SHARE       OUTSTANDING   EXERCISABLE   FOR GRANT      LIFE
                                        ------------   -----------   -----------   ---------   -----------
January 1, 1996.......................     $3.20          492,200      277,400      484,300     9.8 years
Granted...............................      3.20           42,200           --      (42,200)     10 years
Became exercisable....................      3.20               --      110,000           --
                                           -----        ---------      -------     --------     ---------
December 31, 1996.....................      3.20          534,400      387,400      442,100     8.8 years
                                           =====        =========      =======     ========     =========
Added to option reserve...............        --               --                   500,000
Canceled..............................      3.20         (126,600)     (59,800)     126,600
Granted...............................      3.15          746,300           --     (746,300)     10 years
Became exercisable....................      3.50               --      113,000           --
                                           -----        ---------      -------     --------     ---------
December 31, 1997.....................     $3.16        1,154,100      440,600      322,400       9 years
                                           =====        =========      =======     ========     =========

     The Company applies APB Opinion. No. 25, Accounting for Stock Issued to Employees, and related Interpretations in accounting for the plan. Under APB Opinion No. 25, because the exercise price of the Company's stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation cost is recognized.

     FASB Statement No. 123, Accounting for Stock-Based Compensation, requires the Company to provide pro forma information regarding net loss as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in FASB Statement No.
123. The Company estimates the fair value of each stock option at the grant date by using a modified Black-Scholes pricing model with the following weighted-average assumptions used for grants in 1996 and 1997, respectively:

                 NHANCEMENT TECHNOLOGIES, INC. AND SUBSIDIARIES no dividend yield for any year; expected volatility of near-zero and 20%; risk-free interest rates of 6.65% and 6.6%; and expected lives of approximately three to five years. The weighted average fair value of options granted in 1996 and 1997 was $0.77 and $0.99.

     Under the accounting provisions of FASB Statement No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                             YEARS ENDED DECEMBER 31,
                                                            --------------------------
                                                               1996           1997
                                                            -----------    -----------
Net loss
  As reported.............................................  $(1,828,000)   $(4,591,200)
  Pro forma...............................................  $(1,837,000)   $(4,749,100)
  Per share as reported...................................  $     (4.20)   $     (1.18)
  Per share pro forma.....................................  $     (4.22)   $     (1.22)

     The above pro forma information includes only the effects of 1996 and 1997 grants. Because options potentially vest over several years and additional awards are made each year, the results shown above may not be representative of the effects on net earnings in future years.

  Warrants

     In connection with certain debt financing and the IPO, the Company has granted various warrants to purchase common stock. The following schedule summarizes the activity:

                                                  WEIGHTED
                                                   AVERAGE                    WEIGHTED AVERAGE
                                                WARRANT PRICE                    REMAINING
                                                  PER SHARE     OUTSTANDING   CONTRACTUAL LIFE
                                                -------------   -----------   ----------------
January 1, 1996...............................     $37.23           7,200        4.5 years
Warrants issued in connection with debt
  financing...................................     $ 4.80         609,900
                                                   ------         -------        ---------
December 31, 1996.............................     $ 5.18         617,100        3.0 years
Warrants issued to Underwriter in connection
  with Initial Public Offering................     $ 4.80         230,000
                                                   ------         -------        ---------
December 31, 1997.............................     $ 5.08         847,100        2.6 years
                                                   ======         =======        =========

6. COMMITMENTS AND CONTINGENCIES

     The Company's impairment testing business exposes it to potential litigation (i) by employees of companies using the FACTOR 1000(R) system if the employee's employment relationship is affected thereby and (ii) by third parties who may be indirectly affected by the Company's services or products. Product and service liability insurance is expensive, to the extent it is available at all. As of December 31, 1997, the Company maintained general liability insurance in the amount of $2.0 million per occurrence and $2.0 million in the aggregate, and an umbrella policy with a $5.0 million limit which was obtained in connection with the VPI Acquisition. The Company maintains product liability insurance of $2.0 million per occurrence and $2.0 million in the aggregate.

     The Company's FACTOR 1000(R) product is based on licensed technology. Accordingly, the Company is required to pay a royalty of up to 8.5% of sales of the related product. Beginning January 1997, the license agreement also provides for a minimum aggregate payment over each three-year period of $150,000. In addition, the Company's license permits the sublicense of the CTT technology and requires that the Company make payments to its licensor on such sublicensing arrangements as follows: (i) a royalty payment of 8.5% on up to $250,000 of the initial sublicense fee and 50% of any sublicense fee in excess of $250,000; and
(ii) a royalty payment equal to 50% of the sublicense fee, which amount must be at least 4.25% of the sublicensee's

                 NHANCEMENT TECHNOLOGIES, INC. AND SUBSIDIARIES gross contract revenue. The Company's ability to sell its product is dependent on the continuation of this license. See business section of summary of accounting policies regarding the Company's March 1998 formalization of a plan to exit from the business related to its FACTOR 1000(R) product.

     The Company leases certain property consisting of corporate and sales office facilities and equipment under operating leases that expire at varying dates through August 2000. Certain facility leases require the Company to pay real estate taxes, maintenance and utilities. Future minimum annual commitments under these leases are as follows:

                                                     AMOUNT
                                                     -------
1998..............................................  $311,000
1999..............................................   316,000
2000..............................................   166,000
                                                    --------
                                                    $793,000
                                                    ========

     Rent expense for the years ended December 31, 1996 and 1997 was $44,500 and $287,500.

     The Company has entered into employment agreements with two officers that provide for specified severance payments should the Company terminate the executive's employment with the Company, other than for cause. The amount to be paid is two years' base salaries and bonuses. In addition, pursuant to an employment agreement with the President of the Voice Plus subsidiary, should the Company terminate the executive's employment with the Company, other than for cause, the Company is obligated to make certain severance payments. The amount to be paid through the end of his employment agreement on February 3, 2000 is his base salary of $150,000 per annum and 50% of the commissions he would have earned during the period. In addition, the Company has entered into two-year employment agreements with two VPI employees which expire in January 1999 and provide for an annual base salary of $65,000, sales commissions payable pursuant to an annual sales compensation plan and performance-based bonus payments.

7. RELATED PARTY TRANSACTIONS

     In June 1996, BFI issued an aggregate of 178,700 shares of its common stock to three of its officers in lieu of cash compensation; and, in June 1996, BFI issued an aggregate of 37,500 shares to two of its directors for services rendered. These shares were valued at $0.67 per share. In connection therewith, $110,000 was accrued as deferred compensation to officers as of December 31, 1995, and the Company recorded an additional $9,700 of compensation expense and $25,000 of outside service fees in 1996.

     On November 5, 1996, two of BFI's officers, VPI and a company controlled by a director of BFI purchased $135,000, $50,000 and $50,000, respectively, of unsecured promissory notes pursuant to Unit Subscription Agreements. These borrowings were subsequently repaid, utilizing proceeds from the IPO in February 1997 (see Note 11).

     At December 31, 1997, the Company had notes receivable from stockholders totaling $267,000 (see Note 2).

     At December 31, 1997, the Company owed $250,000 to a stockholder of the Company in connection with the acquisition of Voice Plus (see Note 3). During 1997, the Company paid $1,250,000 in principal and $36,100 in interest to this stockholder.

     At December 31, 1997, the Company's Advantis subsidiary owed $426,700 for various inventory purchases from certain companies whose directors are also stockholders of the Company.

     At December 31, 1997, the Company's Advantis subsidiary owed $58,200 to certain stockholders for expenses paid by these stockholders on behalf of the Company.

                 NHANCEMENT TECHNOLOGIES, INC. AND SUBSIDIARIES

     The Company's Advantis subsidiary leases its corporate facilities from an entity that is partially owned by a minority stockholder of the Company. The lease commenced in November 1996, and its terms provide for annual payments of $42,500 through October 1999.

8. CONCENTRATION RISK

     Revenues from one customer accounted for approximately 88% of total net revenues during the year ended December 31, 1996. Revenues from two customers accounted for approximately 19% and 7% of total net revenues during the year ended December 31, 1997. Included in accounts receivable at December 31, 1997 is $270,000 and $500,600 due from these two customers.

     Trade accounts receivable are due from numerous customers located in many geographic regions throughout the United States and Malaysia. The Company performs ongoing credit evaluations of its customers' financial condition and establishes an allowance for doubtful accounts based upon the credit risk of specific customers, historical trends and other information. The Company does not require collateral from its customers.

     The Company's Voice Plus subsidiary historically purchases substantially all of its inventory requirements from one vendor, Centigram Communications Corporation ("Centigram"). Any termination or adverse change in the Company's distributor relationship with Centigram would have a material adverse impact upon the Company's voice processing business. Centigram has publicly announced that it has hired a third party firm to identify potential buyers for its customer premise equipment business which may adversely effect the largest portion of the Company's current business. The effect on the Company cannot be fully determined at this time. In addition, the Company depends upon Centigram to offer products which are competitive with products offered by other manufacturers as to technological advancement, reliability and price. If Centigram's competitors should surpass Centigram in any of these qualities, the Company may be required to establish alternative strategic relationships. Any such development would have an adverse effect on the Company's business for an indeterminate period of time until new supplier relationships could be established. Included in accounts payable at December 31, 1997, is $668,100 due to Centigram.

     Cash and cash equivalents are held principally at three high quality financial institutions. At times, such balances may be in excess of the FDIC insurance limit.

9. INCOME TAXES

     From its inception, the Company has generated losses for both financial reporting and tax purposes. As of December 31, 1997, the Company's net operating losses for federal income tax purposes were approximately $6 million, and expire between the years 2008 and 2012. For state income tax purposes, as of December 31, 1997, the Company had net operating loss carryforwards of approximately $47,000 which expire in 2002. The use of Federal net operating loss carryforwards is subject to an annual limit of approximately $250,000 as the Company has incurred an "ownership change". Subject to the approval of the tax authorities of Malaysia, the Company's Malaysian subsidiary has a $30,000 unabsorbed tax loss carryforward as of December 31, 1997.

     Deferred tax assets at December 31, 1997 consist primarily of the following:

Cash to accrual change for tax purposes.....................    $   462,000
Reserves and accrued liabilities............................        199,700
Net operating loss carryforwards............................      2,095,400
                                                                  2,757,100
Less valuation allowance....................................     (2,757,100)
                                                                -----------
Net deferred tax asset......................................    $        --
                                                                ===========

                 NHANCEMENT TECHNOLOGIES, INC. AND SUBSIDIARIES

     At December 31, 1997, the Company established a 100% valuation allowance for the gross deferred tax asset since management could not determine that it was more likely than not that the deferred tax asset can be realized.

10. EMPLOYEE COMPENSATION AND BENEFITS

     The Company's Voice Plus subsidiary has a 401(k) profit sharing plan in which all qualifying employees with a minimum of 1,000 hours of service at year end are eligible to participate. Matching contributions are made at the discretion of the Company's Board of Directors. The Company pays all fees to administer the plan. Total expense under this plan was $48,100 for the year ended December 31, 1996. There were no matching contributions during the year ended December 31, 1997.

     Advantis, as a Malaysian company, is obligated to pay a minimum contribution equivalent to 12% of employee salaries to a fund administered by the government. Contributions in excess of 12% are discretionary. The contribution expense for the period from December 15, 1997 (acquisition date) to December 31, 1997 amounted to $1,400.

11. INITIAL PUBLIC OFFERING

     On February 4, 1997, the Company completed its IPO of 2,300,000 shares of $0.01 par value common stock, of which 1,700,000 shares were sold by the Company and 600,000 shares, representing a portion of the consideration for the outstanding shares of VPI, were sold by a stockholder of the Company. On February 11, 1997, the underwriters exercised an option to purchase from the Company an additional 345,000 shares of common stock to cover over-allotments. The Company raised approximately $6.5 million of funds, net of underwriting commissions, printing costs, legal and accounting fees and other offering expenses totaling approximately $1,660,200, from the offering (including the over-allotment shares) and did not receive any of the proceeds from the sale of shares by the stockholder. The Company's common stock is quoted on The NASDAQ Stock Market SmallCap System. In connection with the closing of the IPO, the Company converted certain notes and related accrued interest in an aggregate amount of $1,032,600 to common stock and issued warrants for various amounts of common stock for every $1,000 of notes.

12. PROPOSED ACQUISITION AND FINANCING

     On January 16, 1998, the Company entered into a definitive agreement to acquire all of the issued and outstanding shares of capital stock of Infotel Technologies Pte Ltd ("Infotel"), a company organized under the laws of Singapore which provides radar system integration, turn key project management services, test instrumentation, as well as a wide portfolio of communication equipment. Consummation of the transaction is contingent upon the Company obtaining third party financing on terms satisfactory to the Company by April 13, 1998 or such later date as agreed upon by the parties. The Company recently closed a financing to be used in part to pay the cash portion of the Infotel acquisition. Under the terms of the financing, the Company will not receive sufficient funds in the time needed to meet the terms of the Infotel acquisition. Consequently, the Company has requested an extension from the Infotel shareholders and has received confirmation of their intention to grant an extension subject to several concessions. This acquisition will not close under its terms unless an extension is granted and the initial cash portion of the purchase price is funded. The basic terms of the acquisition agreement require an initial cash payment of about $2.3 million, performance payments based on profits in 1998 and 1999 of about $2 million and 431,000 shares of NHancement's Common Stock, subject to certain price protections.

     On April 9, 1998, the Company signed a $3.0 million Convertible Preferred Stock financing agreement. Under the terms of the agreement, the Company received $750,000 (less certain commissions and expenses) upon signing, and will receive $500,000 upon filing of an S-3 registration statement, $500,000 sixty days after the effective date of the registration statement, $500,000 thirty days thereafter and the final $750,000

                 NHANCEMENT TECHNOLOGIES, INC. AND SUBSIDIARIES thirty days thereafter. The Preferred Stock bears a 5% cumulative dividend and has a liquidation preference equal to the original purchase price plus cumulated but unpaid dividends. If the Company's common stock trades for a thirty day average below $2.00 or the average daily volume for a thirty day period falls below 20,000 shares, the investors are not required to fund any remaining portion of the $3 million in excess of the first two payments aggregating $1,250,000. Further, if the five day average closing bid price of the Company's common stock falls below $2.00 per share, the Company has the option to redeem the Preferred Stock at 118% of the original purchase price plus cumulated but unpaid dividends. Any shares of Preferred Stock tendered for conversion prior to delivery of the Company's notice of redemption shall not be affected by the redemption notice and shall be converted into shares of redemption shall not be affected by the redemption notice and shall be converted into shares of common stock. As to any shares with respect to which such conversion rights have not been timely exercised, such conversion rights shall terminate upon delivery by the Company of its notice of redemption. The Preferred Stock is convertible into common at the lesser of the five day average closing bid price at the time of signing or 75% of the five day average closing bid price at the time of each conversion. The Company intends to utilize the proceeds of this financing to pay a portion of the initial cash payment on the pending Infotel acquisition and for working capital.

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE QUARTER ENDED MARCH 31, 1998
FINANCIAL STATEMENTS

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission, although the Company believes the disclosures made are adequate to make the information presented not misleading and, in the opinion of management, all adjustments have been reflected which are necessary for a fair statement of the information shown.

                          NHANCEMENT TECHNOLOGIES INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                     ASSETS

                                                               MARCH 31,
                                                                  1998
                                                              ------------
CURRENT
  Cash and cash equivalents.................................  $    935,900
  Accounts receivable, less allowance for doubtful accounts
     of $515,000............................................     1,601,500
  Notes receivable from stockholders........................       112,000
  Inventory.................................................       526,400
  Prepaid expenses and other................................       330,700
  Income tax receivable.....................................       225,600
                                                              ------------
TOTAL CURRENT ASSETS........................................     3,732,100
                                                              ------------
PROPERTY AND EQUIPMENT......................................     1,289,700
     Less accumulated depreciation..........................       631,500
                                                              ------------
PROPERTY AND EQUIPMENT, net.................................       658,200
                                                              ------------
Excess of cost over net assets acquired of Voice Plus, Inc.,
  net of accumulated amortization of $75,000................     1,425,000
Excess of cost over net assets acquired of Advantis, net of
  accumulated amortization of $29,000.......................       962,300
Long-term portion of notes receivable from stockholders.....       162,600
Deferred acquisition costs..................................       119,400
Other assets................................................       131,200
                                                              ------------
                                                              $  7,190,800
                                                              ============
                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Lines of credit...........................................       311,000
  Accounts payable..........................................       839,800
  Accrued liabilities.......................................       436,700
  Payable to affiliates.....................................       440,600
  Deferred revenue..........................................     1,032,800
  Current portion of long-term debt.........................       298,000
                                                              ------------
TOTAL CURRENT LIABILITIES...................................     3,358,900
LONG-TERM DEBT, net of current portion......................       162,500
                                                              ------------
TOTAL LIABILITIES...........................................     3,521,400
                                                              ------------
STOCKHOLDERS' EQUITY
  Preferred stock, $0.01 par value, 2,000,000 shares
     authorized,
     no shares issued and outstanding.......................            --
  Common stock, $0.01 par value, 20,000,000 shares
     authorized, 4,437,000 shares issued and outstanding....        44,400
  Additional paid-in capital................................    18,020,600
  Accumulated deficit.......................................   (14,387,500)
  Cumulative translation adjustment.........................        (8,100)
                                                              ------------
TOTAL STOCKHOLDERS' EQUITY..................................     3,669,400
                                                              ------------
                                                              $  7,190,800
                                                              ============

                          NHANCEMENT TECHNOLOGIES INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                              -----------------------
                                                                 1997         1998
                                                              ----------   ----------
NET SALES...................................................  $1,431,900   $1,216,500
Cost of sales...............................................     636,600      850,000
                                                              ----------   ----------
GROSS PROFIT................................................     795,300      366,500
                                                              ----------   ----------
OPERATING EXPENSES
Research and development....................................      23,700           --
Selling, marketing and administrative.......................     611,900    1,089,300
Amortization of excess of cost over net assets acquired.....      98,900       99,800
                                                              ----------   ----------
TOTAL OPERATING EXPENSES....................................     734,500    1,189,100
                                                              ----------   ----------
INCOME (LOSS) FROM OPERATIONS...............................      60,800     (822,600)
                                                              ----------   ----------
OTHER INCOME (EXPENSE)
Interest income.............................................      38,400       21,600
Interest expense............................................     (46,200)     (26,500)
Other.......................................................          --       41,200
                                                              ----------   ----------
                                                                  (7,800)      36,300
                                                              ----------   ----------
INCOME (LOSS) BEFORE INCOME TAXES...........................      53,000     (786,300)
                                                              ----------   ----------
INCOME TAXES................................................      10,400           --
                                                              ----------   ----------
NET INCOME (LOSS)...........................................  $   42,600   $ (786,300)
                                                              ----------   ----------
BASIC AND DILUTED NET INCOME (LOSS) PER COMMON SHARE........  $     0.02   $     (.18)
                                                              ----------   ----------
BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
                                                               2,682,000    4,436,500
OPTIONS AND WARRANTS........................................     125,100           --
                                                              ----------   ----------
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING..........   2,807,100    4,436,500
                                                              ==========   ==========

                          NHANCEMENT TECHNOLOGIES INC.
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                  (UNAUDITED)

                                 COMMON STOCK                                    CUMULATIVE
                                   PAR VALUE        ADDITIONAL                   TRANSLATION
                              -------------------    PAID-IN-     ACCUMULATED       GAIN
                               SHARES     AMOUNT      CAPITAL       DEFICIT        (LOSS)        TOTAL
                              ---------   -------   -----------   ------------   -----------   ----------
BALANCE, December 31,
  1997......................  4,436,500   $44,400   $18,020,600   $(13,601,200)   $ 11,300     $4,475,100
Cumulative translation loss
  Advantis..................                                                       (19,400)       (19,400)
Net loss....................         --        --            --       (786,300)         --       (786,300)
                              ---------   -------   -----------   ------------    --------     ----------
BALANCE, March 31, 1998.....  4,436,500   $44,400   $18,020,600   $(14,387,500)   $ (8,100)    $3,669,400
                              =========   =======   ===========   ============    ========     ==========

                          NHANCEMENT TECHNOLOGIES INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOW
                                  (UNAUDITED)

                                                                 THREE MONTHS ENDED
                                                                      MARCH 31,
                                                              -------------------------
                                                                 1997          1998
                                                              -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss).........................................  $    42,600   $  (786,300)
  Adjustments to reconcile net income (loss) to net cash
     used in operating activities:
  Depreciation and other amortization.......................      126,200       153,400
  Other.....................................................           --       (19,400)
  Changes in operating assets and liabilities:
     Accounts receivable....................................      420,000     1,403,700
     Income tax receivable..................................           --       (53,600)
     Inventory..............................................       17,400         9,800
     Prepaid expenses and other.............................     (220,300)     (223,700)
     Other assets...........................................       51,700         6,200
     Accounts payable and other current liabilities.........   (2,405,000)   (1,032,400)
                                                              -----------   -----------
NET CASH USED IN OPERATING ACTIVITIES.......................   (1,967,400)     (542,300)
                                                              -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash acquired from VPI Acquisition........................      851,900            --
  Purchase of property and equipment........................      (35,200)       (9,000)
                                                              -----------   -----------
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES.........      816,700        (9,000)
                                                              -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowing under line of credit........................           --       124,000
  Principal payment of long-term debt.......................   (1,814,000)           --
  Proceeds from initial public offering of common stock, net
     of offering costs......................................    6,962,200            --
                                                              -----------   -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES...................    5,148,200       124,000
                                                              -----------   -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........    3,997,500      (427,300)
                                                              -----------   -----------
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............       60,100     1,363,200
                                                              -----------   -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................  $ 4,057,600   $   935,900
                                                              ===========   ===========

Disclosure of Non-Cash Investing and Financing Activities:

          On February 3, 1997, the Company issued 1,312,500 shares of its Common Stock and $1,500,000 in promissory notes for all the outstanding shares of Voice Plus, Inc. pursuant to a purchase and plan of merger agreement.

          On February 4, 1997, the Company issued 258,200 shares of its Common Stock as repayment of certain notes payable and accrued interest thereon.

 1. ORGANIZATION

     NHancement Technologies Inc., a Delaware corporation ("NHancement" or the "Company"), was incorporated in October 1996 as a holding company and successor to the business of BioFactors, Inc. ("BFI" or "BioFactors"), a Delaware corporation. On February 3, 1997, prior to the February 4, 1997 consummation of the initial public offering ("IPO") of the Company's common stock, BFI merged with a subsidiary of NHancement whereupon BFI, as the surviving corporation, became a wholly-owned subsidiary of NHancement (the "BFI Merger"). Also, on February 3, 1997, the Company acquired Voice Plus, Inc.(TM) ("VPI" or "Voice Plus"), a California corporation, a systems integrator and national distributor of voice processing equipment. The acquisition was accounted for as a purchase, and, accordingly, the results of VPI's operations were included in the Company's consolidated financial statements commencing February 3, 1997. For financial accounting purposes, BFI is deemed to be the acquirer of VPI.

     Effective November 12, 1997, BioFactors, Inc. was merged with and into Voice Plus, Inc. in a statutory merger intended to qualify, for federal income tax purposes, as a re-organization under Section 368 of the Internal Revenue Code of 1986, as amended. Voice Plus is the surviving corporation in the merger transaction with BioFactors, and the separate existence of BioFactors ceased on the effective date of the merger. The operations of the combined entity are being conducted under the name of "Voice Plus," which is headquartered in Fremont, California. Voice Plus remains a wholly-owned subsidiary of NHancement.

     On December 15, 1997, NHancement purchased one hundred percent (100%) of the outstanding shares of Advantis Network & System Sdn Bhd ("Advantis"). As a result of the acquisition, Advantis has become a wholly-owned subsidiary of NHancement. Advantis is a telecommunications systems integrator. The operations of the entity are being conducted under the name of "Advantis Network & System Sdn Bhd," which is headquartered in Kuala Lumpur, Malaysia. The acquisition was accounted for as a purchase, and, accordingly, the results of Advantis' operations were included in the Company's consolidated financial statements commencing December 15, 1997.

     The business of NHancement is conducted by its operating company subsidiaries, Voice Plus, Inc. and Advantis Network & System Sdn Bhd.

 2. FINANCIAL STATEMENT PRESENTATION AND NEW STANDARDS

     The accompanying consolidated financial statements as of March 31, 1998 and for the three months ended March 31, 1998 and 1997 are unaudited. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles ("GAAP") have been omitted. These consolidated financial statements should be read in conjunction with the audited financial statements and accompanying notes for the year ended December 31, 1997 presented in the Company's latest annual report on Form 10-KSB.

     The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

     The consolidated financial statements presented herein reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the financial condition and results of operations for the periods presented.

     Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity. Because of a net loss during the three months ended March 31, 1998 options and warrants to purchase 1,116,600 shares of common stock were outstanding but were not included in the computation of diluted loss per common share because the effect would be antidilutive.

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

     SFAS No. 130 is effective for financial statements for fiscal years beginning after December 15, 1997 and requires comparative information for earlier periods to be restated. Because of the recent issuance of this standard, management has been unable to fully evaluate the impact, if any, the standard may have on future statement disclosures. Results of operations and financial position, however, will be unaffected by implementation of this standard.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

     SFAS No. 131 is effective for financial statements for fiscal years beginning after December 15, 1997 and requires comparative information for earlier years to be restated. Because of the recent issuance of this standard, management has been unable to fully evaluate the impact, if any, it may have on future financial statement disclosure. Results of operations and financial position, however, will be unaffected by implementation of this standard.

     In February 1998, the Financial Accounting Standard Board issued SFAS No. 132, Employers' Disclosures about Pensions and Other Post Retirement Benefits. SFAS No. 132 standardizes the disclosure requirements for pensions and other post retirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer as useful as they were when previous related accounting standards were issued.

     SFAS No. 132 is effective for financial statements for fiscal years beginning after December 15, 1997 and requires comparative information for earlier years to be restated unless the information is not readily available, in which case the notes to the financial statements should include all available information and a description of the information not available. Management believes that the Company's current financial statement disclosures will not need to be modified based upon current operations. Results of operations and financial position will be unaffected by implementation of this standard.

 3. ACQUISITION AND MERGER TRANSACTIONS

     On February 3, 1997, NHancement merged a wholly-owned subsidiary with and into BFI, whereupon BFI, as the surviving corporation, became a wholly-owned subsidiary of NHancement, and shares of NHancement common stock were exchanged for all the issued and outstanding common stock of BFI, in a ratio of three shares of NHancement Common Stock for every four shares of BFI Common Stock.

     Also, on February 3, 1997, the Company entered into a stock purchase agreement with Voice Plus, Inc., pursuant to a transaction by which the Company merged a wholly-owned subsidiary with and into VPI whereupon VPI, as the surviving corporation, became a wholly-owned subsidiary of the Company. This merger provided for the exchange of (i) the Company's unsecured promissory note in a principal amount of $1,000,000, bearing interest at the medium term T-bill rate, with all principal and accrued interest paid in full during 1997, (ii) the Company's unsecured promissory note in a principal amount of $500,000, bearing interest at the medium term T-bill rate, due on the third anniversary of the consummation of the merger subject to accelerated payment based upon quarterly earnings of Voice Plus, and (iii) shares of NHancement common stock with an estimated fair value of $4,680,000 (of which, shares valued at $2,400,000 were sold in the IPO, and the remainder of the shares are subject to restrictions on transferability under the Securities Act of 1933 (as amended) and pursuant to a lock-up agreement with the underwriter of the IPO), for all the issued and outstanding common stock of VPI.

     On December 15, 1997, the Company consummated the acquisition of Advantis Network & System Sdn Bhd, a Malaysian corporation and systems integrator and distributor of communication equipment, pursuant to a transaction by which Advantis became a wholly-owned subsidiary of NHancement.

 4. INITIAL PUBLIC OFFERING

     On February 4, 1997, the Company completed its IPO of 2,300,000 shares of $0.01 par value Common Stock, of which 1,700,000 shares were sold by the Company and 600,000 shares, representing a portion of the consideration for the outstanding shares of VPI, were sold by a stockholder of the Company. On February 11, 1997, the underwriters exercised an option to purchase from the Company an additional 345,000 shares of Common Stock to cover over-allotments. The Company raised approximately $6.5 million of funds, net of underwriting commissions, printing costs, legal and accounting fees and other offering expenses, totaling approximately $1,660,200, from the offering (including the over-allotment shares) and did not receive any of the proceeds from the sale of shares by the stockholder.

 5. STOCK OPTIONS

     During the three months ended March 31, 1998, no additional options of the Company's Common Stock were granted.

 6. PENDING ACQUISITION AND FINANCING

     On January 16, 1998, the Company entered into a definitive agreement to acquire all of the issued and outstanding shares of capital stock of Infotel Technologies Pte Ltd ("Infotel"), a Singapore company which provides radar system integration, turnkey project management services, test instrumentation, as well as a wide portfolio of communication equipment. Consummation of the transaction is contingent upon the Company obtaining third party financing necessary to complete the acquisition, the closing of which must occur, if at all, by no later than June 24, 1998. The basic terms of the acquisition agreement require an initial cash payment of about $2.3 million, notes payable of approximately $2.0 million (with payment subject to Infotel achieving certain 1998 and 1999 profitability targets), and the issuance of 431,000 shares of NHancement's Common Stock. In the event that the transaction fails to close by June 24, 1998, the Company is obligated to pay a termination fee in the amount of $300,000 plus interest.

     On April 13, 1998, the Company signed a $3.0 million Convertible Preferred Stock financing agreement. Under the terms of the agreement, the Company had been paid $1,250,000 as of the initial date of filing of the Company's first quarter report on Form 10-QSB (less commissions and certain other costs and expenses of approximately $162,500) and, subject to satisfaction of certain conditions specified in the stock purchase agreement documentation, will receive $500,000 sixty days after the effective date of an S-3 registration statement, $500,000 thirty days thereafter and the final $750,000 thirty days thereafter. The Preferred Stock bears a 5% cumulative dividend and has a liquidation preference equal to the original purchase price plus cumulative but unpaid dividends. If the Company's common stock trades for a five day average (immediately prior to a closing date under the Convertible Preferred Stock financial agreement) below $2.00 or the average daily volume for a thirty day period falls below 20,000 shares, the investors are not required to fund any remaining portion of the $3.0 million in excess of the first $1,250,000 investment. Further, if the five day average closing bid price of the Company's Common Stock falls below $2.00 per share, the Company has the option to redeem the Preferred Stock at 118% of the original purchase price plus cumulative but unpaid dividends. Any shares of Preferred Stock tendered for conversion prior to delivery of the Company's notice of redemption shall not be affected by the redemption notice and shall be converted into shares of Common

Stock. As to any shares with respect to which such conversion rights have not been timely exercised, such conversion rights shall terminate upon delivery by the Company of its notice of redemption. The Preferred Stock is convertible into Common Stock at the lesser of the five day average closing bid price at the time of signing or 75% of the five day average closing bid price at the time of each conversion. The issuance of the $3.0 million of Series A Convertible Preferred Stock that is convertible into shares of Common Stock at a 25% discount, which will be reflected as a preferred stock dividend, will result in a $1.0 million decrease in the income or increase in the loss applicable to Common Stock in computing the net income/loss per share. The Company intends to utilize the proceeds of this financing to pay a portion of the initial cash payment on the pending Infotel acquisition and for working capital.

 7. SUBSEQUENT EVENTS

     Although the Common Stock was approved for quotation on the Nasdaq SmallCap Market System in connection with the Company's IPO, there can be no assurance that it will remain eligible to be included on the Nasdaq SmallCap Market System. In this regard, on or about April 16, 1998, Nasdaq informed the Company that it no longer met the requirements for continued listing on the Nasdaq SmallCap Market System. Specifically, the Company failed to meet the requirements of Nasdaq Marketplace Rule 4310(c)(2) in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. This deficiency was remedied by the Company in April 1998 as a result of the initial closing of the Convertible Preferred Stock financing (see Note 6), as reflected in the Company's unaudited financial statements as of April 30, 1998, as filed with the Securities and Exchange Commission under a Form 8-K on May 21, 1998. While the Company presently meets and believes that in the future it will be in a position to continue to meet these listing requirements, such belief is dependent in part upon the Company completing the Infotel acquisition, the financing for which had not been completed as of the date of this Proxy Statement. There can be no assurance that the Company will in fact meet these requirements in any future period. (See "Liquidity and Capital Resources".)

 8. UNAUDITED PRO FORMA FINANCIAL DATA

     The unaudited pro forma statements of operations combine the results of operations of BioFactors, VPI and Advantis, for the three months ended March 31, 1998 and 1997, as if the VPI and Advantis acquisitions had occurred at the beginning of the respective periods, after giving effect to certain adjustments, including the amortization of excess of costs over assets acquired, interest expense on notes payable to stockholder, additional salaries, and recalculation of estimated income taxes. The following unaudited pro forma summary does not necessarily reflect the results of operations as they would have been had the VPI and Advantis acquisitions occurred at the beginning of the periods presented and is not necessarily indicative of the results of operations for any future period.

                                                             PRO FORMA
                                                         THREE MONTHS ENDED
                                                      ------------------------
                                                         1997          1998
                                                      ----------    ----------
Net sales...........................................  $4,981,400    $1,216,500
Cost of sales.......................................   3,350,100       850,000
Gross profit........................................   1,431,300       366,500
Total operating expenses (includes amortization of
  excess of cost over net assets acquired)..........   1,242,600     1,189,100
Income (loss) from operations.......................     188,700      (822,600)
Other income (expense)..............................      (4,100)       41,200
Income (loss) before income taxes...................     184,600      (786,300)
Income taxes........................................       9,500            --
Net income (loss)...................................  $  175,100    $ (786,300)
Net income (loss) per common share..................  $     0.05    $     (.18)
Weighted average common and common equivalent shares
  outstanding.......................................   3,563,200     4,436,500
                                                      ==========    ==========

                                    ANNEX A

                         SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between NHANCEMENT TECHNOLOGIES, INC., a Delaware corporation, with headquarters located at 39420 Liberty Street, Suite 250, Fremont, CA 94538 (the "Company"), and each entity named on a signature page hereto (each, a "Buyer").

                                  WITNESSETH:

     WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or
Section 4(2) of the 1933 Act; and

     WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, shares of Series A Convertible Preferred Stock, $0.01 par value per share (the "Convertible Preferred Stock"), of the Company, which which will be convertible into shares of Common Stock, $0.01 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Convertible Preferred Stock, and subject to acceptance of this Agreement by the Company;

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

 1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

     a. Purchase; Certain Definitions. (i) The undersigned hereby agrees to initially purchase from the Company shares of the Convertible Preferred Stock in the amount set forth on the signature page of this Agreement (the "Initial Preferred Stock"), out of a total offering of $3,000,000 of such Convertible Preferred Stock, and having the terms and conditions set forth in the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Preferred Stock of the Company attached hereto as Annex I (the "Certificate of Designations"). The purchase price for the Initial Preferred Stock shall be as set forth on the signature page hereto and shall be payable in United States Dollars.

     (ii) As used herein, the term "Preferred Stock" means the Initial Preferred Stock and the Additional Preferred Stock (as defined below), unless the context otherwise requires.

     (iii) As used herein, the term "Securities" means the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock.

     (iv) As used herein, the term "Purchase Price" means the purchase price for the Initial Preferred Stock or the Additional Preferred Stock, as the case may be.

     (v) As used herein, the term "Initial Closing Date" means the date of the closing of the purchase and sale of the Initial Preferred Stock, as provided herein.

     (vi) As used herein, the term "Additional Closing Date" means the date of the closing of the purchase and sale of the relevant Additional Preferred Stock, as provided herein.

     (vii) As used herein, the term "Closing Date" means the relevant Initial Closing Date or Additional Closing Date, as the case may be.

     (viii) As used herein, the term "Market Price of the Common Stock" means
(x) the average closing bid price of the Common Stock for the five (5) trading days ending on the trading day immediately before the date indicated in the relevant provision hereof as reported by Bloomberg, LP or, if not so reported, as reported on the over-the-counter market or (y) if the Common Stock is listed on a stock exchange, the closing price on such exchange on the date indicated in the relevant provision hereof, as reported in The Wall Street Journal.

     (ix) As used herein, the term "Effective Date" means the effective date of the Registration Statement covering the Registrable Securities (as that term is defined in the Registration Rights Agreement defined below).

     b. Form of Payment; Delivery of Preferred Stock.

     (i) The Buyer shall pay the Purchase Price for the relevant Preferred Stock by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as Annex II (the "Joint Escrow Instructions") on the date prior to the relevant Closing Date.

     (ii) No later than the relevant Closing Date, but in any event promptly following payment by the Buyer to the Escrow Agent of the relevant Purchase Price, the Company shall deliver one or more certificates representing the relevant Preferred Stock, duly executed by or on behalf of the Company (collectively, the "Certificate"), to the Escrow Agent.

     (iii) By signing this Agreement, each of the Buyer and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

     c. Method of Payment. Payment into escrow of the Purchase Price shall be made by wire transfer of funds to:

                    Bank of New York
               350 Fifth Avenue
               New York, New York 10001

               ABA# 021000018
               For credit to the account of Krieger & Prager, Esqs.
               Account No.:    -

Not later than 5:00 p.m., New York time, on the date which is two (2) New York Stock Exchange trading days after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, the Buyer shall deposit with the Escrow Agent the Purchase Price for the Initial Preferred Stock in currently available funds. Time is of the essence with respect to such payment, and failure by the Buyer to make such payment, shall allow the Company to cancel this Agreement.

     d. Escrow Property. The Purchase Price and the Certificate delivered to the Escrow Agent as contemplated by Sections 1(b) and (c) hereof are referred to as the "Escrow Property."

 2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

     The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

     a. Without limiting Buyer's right to sell the Common Stock pursuant to the Registration Statement (as that term is defined in the Registration Rights Agreement defined below), the Buyer is purchasing the Preferred Stock and will be acquiring the shares of Common Stock issuable upon conversion of the Preferred Stock (the "Converted Shares") for its own account for investment only or as agent for other "accredited investors" (as that term is used in paragraph 2(b) below) and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

     b. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

     c. All subsequent offers and sales of the Preferred Stock and the shares of Common Stock representing the Converted Shares (such Common Stock sometimes referred to as the "Shares") by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

     d. The Buyer understands that the Preferred Stock are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Preferred Stock.

     e. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and the offer of the Shares which have been requested by the Buyer, including Annex V hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review an unfiled draft of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as provided to the Buyer under cover of a copy of a letter, dated March 8, 1998 (the "Company's SEC Documents").

     f. The Buyer understands that its investment in the Securities involves a high degree of risk.

     g. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

     h. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

     i. Notwithstanding the provisions hereof or of the Preferred Stock, in no event (except if the Company is in default under any of the terms of the Certificate of Designations or any of the Transaction Agreements, as defined below and the Purchaser has asserted such default) shall the holder be entitled to convert any Preferred Stock to the extent that, after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by the Buyer and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Buyer and its affiliates of more than 9.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such proviso.

 3. COMPANY REPRESENTATIONS, ETC.

     The Company represents and warrants to the Buyer that, except as provided in Annex V hereto:

     a. Concerning the Preferred Stock and the Shares. The Preferred Stock has been duly authorized, and when issued, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Preferred Stock or the Shares.

     b. Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or condition (financial or otherwise) of the Company. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act, and the Common Stock is listed and traded on The NASDAQ/SmallCap Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

     c. Authorized Shares. The Company has sufficient authorized and unissued Shares as may be reasonably necessary to effect the conversion of the Preferred Stock. The Converted Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Preferred Stock in accordance with the terms of the Certificate of Designations will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

     d. Securities Purchase Agreement; Registration Rights Agreement and
Stock. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as Annex IV (the "Registration Rights Agreement"), and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Registration Rights Agreement, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; and the Preferred Stock will be duly and validly authorized and, when executed and delivered on behalf of the Company in accordance with this Agreement, will be a valid and binding obligation of the Company in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally.

     e. Non-contravention. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) the Company's listing agreement for its Common Stock, except such conflict, breach or default which would not have a material adverse effect on the Company or on the transactions contemplated herein.

     f. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

     g. SEC Filings. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company has since January 1, 1997 timely filed all requisite forms, reports and exhibits thereto with the SEC.

     h. Absence of Certain Changes. Since January 1, 1998, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company, except as disclosed in the Company's SEC Documents. Since January 1,

1998, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

     i. Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a material adverse effect on the business or financial condition of the Company , (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the agreements contemplated hereby (collectively, including this Agreement, the "Transaction Agreements"), or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Buyer in the Transaction Agreements.

     j. Absence of Litigation. Except as set forth in the Company's SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business or financial condition, or results of operation of the Company and its subsidiaries taken as a whole or the transactions contemplated by any of the Transaction Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

     k. Absence of Events of Default. Except as set forth in Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a material adverse effect on the Company's financial condition or results of operations.

     l. Prior Issues. During the twelve (12) months preceding the date hereof, the Company has not issued any convertible securities. The presently outstanding unconverted principal amount of each such issuance as at April 8, 1998 are set forth in Annex V.

     m. No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the Company's SEC Documents or those incurred in the ordinary course of the Company's business since January 1, 1998, and which individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, condition (financial or otherwise), or results of operations of the Company. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the charter or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

     n. No Default. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

     o. No Integrated Offering. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since January 1, 1997, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

     p. Dilution. The number of Shares issuable upon conversion of the Preferred Stock may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Preferred Stock. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Preferred Stock is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

 4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

     a. Transfer Restrictions. The Buyer acknowledges that (1) the Preferred Stock have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company and opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

     b. Restrictive Legend. The Buyer acknowledges and agrees that the Preferred Stock and, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

          THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

     c. Registration Rights Agreement. The parties hereto agree to enter into the Registration Rights Agreement on or before the Closing Date.

     d. Filings and Shareholder Consent. (i) The Company undertakes and agrees to make all necessary filings in connection with the sale of the Preferred Stock to the Buyer under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

     (ii) The Company undertakes and agrees to take all steps necessary to have a vote of the shareholders of the Company regarding authorization of the Company's issuance to the holders of the Preferred Stock of shares of Common Stock in excess of twenty percent (20%) of the outstanding shares of Common Stock on the Initial Closing Date or any Additional Closing Date, whichever is higher on or before the Effective Date in accordance with NASDAQ Rule 4301(c)(25)(H)(i)(d)(2). The Company will recommend to the shareholders that such authorization be granted and will seek proxies from shareholders not attending the meeting (if such meeting is required to effectuate such authorization) naming a director or officer of the Company as such shareholder's proxy and directing the proxy to vote, or giving the proxy the authority to vote, in favor of such authorization. The Company has obtained the commitment of each director and officer of the Company owning, directly or indirectly, shares of the Common Stock or who might be designated as a proxy for shareholders that such director or officer will vote such shares and any proxy given to him or her (except to extent specifically directed otherwise in a proxy) in favor of such authorization. Upon determination that the shareholders have voted in favor of such authorization, the Company shall cause its counsel to issue to the Buyer an unqualified opinion (the "Authorization Opinion") that such authorization has been duly adopted by all necessary corporate action of the Company and that the Company will be able to issue, without restriction as to the number of such shares, all shares of Common Stock as may be issuable upon conversion of the Preferred Stock and without any limits imposed by the Cap Regulations (as defined below) adopted on or before and in effect on the date of the Authorization Opinion. The Authorization Opinion shall state that the Buyer may rely thereon in connection with the transactions contemplated regarding the Additional Preferred Stock and its holdings of the Preferred Stock.

     e. Reporting Status. So long as the Buyer beneficially owns any of the Preferred Stock, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to continue the listing and trading of its Common Stock on The NASDAQ/SmallCap Market and will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers, Inc. ("NASD") or The NASDAQ/SmallCap Market.

     f. Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Stock (excluding amounts paid by the Company for legal fees, finder's fees and escrow agent fees in connection with the sale of the Preferred Stock) for internal working capital purposes and for payment of the purchase price of Infotel Technologies (PTE) Ltd., a company incorporated in Singapore, and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person, including any of its affiliates, or to repay any debt to any of its affiliates.

     g. Certain Agreements. The Company covenants and agrees that it will not, without the prior written consent of the Buyer, enter into any subsequent or further offer or sale of Common Stock or securities convertible into Common Stock with any third party on any date which is earlier than the later of (A) one hundred eighty (180) days after the Effective Date or (B) one hundred twenty
(120) days after the last Additional Closing Date.

     h. Future Purchases. (i) The Buyer hereby unconditionally and irrevocably agrees to purchase from the Company, and the Company hereby unconditionally and irrevocably agrees to issue to the Buyer additional shares of Preferred Stock (collectively, the "Additional Preferred Stock") having a liquidation amount of up to the relevant Additional Tranche identified in subparagraph (h)(ii) below multiplied by a fraction, of which the numerator is the principal amount of the Initial Preferred Stock and the denominator is $1,250,000. The Additional Preferred Stock shall be issued and acquired in three tranches (each, an "Additional Tranche"), on the terms and subject to the conditions hereinafter provided.

     (ii) The first Additional Tranche (the "First Additional Tranche") and the second Additional Tranche (the "Second Additional Tranche") shall be for $500,000 each. The third Additional Tranche (the "Third Additional Tranche") shall be for $750,000.

     (iii) The closing for the First Additional Tranche shall occur on the date (the "First Additional Closing Date") which is sixty (60) days after the Effective Date, unless otherwise agreed to by the Company and the Buyer. The closing for the Second Additional Tranche shall occur on the date (the "Second Additional Closing Date") which is thirty (30) days after the First Additional Closing Date, unless otherwise agreed to by the Company and the Buyer. The closing for the Third Additional Tranche shall occur on the date (the "Third Additional Closing Date") which is thirty (30) days after the Second Additional Closing Date, unless otherwise agreed to by the Company and the Buyer. The closing of each Additional Tranche shall be conducted upon the same terms and conditions as those applicable to the Initial Preferred Stock. Each of the First Additional Closing Date, the Second Additional Closing Date and the Third Additional Closing Date is referred to as an "Additional Closing Date."

     (iv) On the relevant Additional Closing Date, (A) the Registration Statement required to be filed under the Registration Rights Agreement shall continue to be effective, and (B) the representations and warranties of the Company contained in Section 3 hereof shall be true and correct in all material respects (and the Company's issuance of the relevant Additional Preferred Stock shall constitute the Company's making each such representation and warranty as of such date) and there shall have been no material adverse changes (financial or otherwise) in the business or conditions of the Company from the Initial Closing Date through and including the relevant Additional Closing Date (and the Company's issuance of the relevant Additional Preferred Stock shall constitute the Company's making such representation and warranty as of such date).

     (v) It shall be a condition to the Buyer's obligation to purchase the relevant Additional Preferred Stock that, as of the relevant Additional Closing Date, (A) the Market Price of the Common Stock, as adjusted to reflect any stock splits, reverse stock splits or stock dividends effected or declared after the Initial Closing Date, be Two Dollars ($2.00) or more per share, (B) the average daily trading volume for the Common Stock for the thirty (30) consecutive trading days ending the day before the Additional Closing Date be twenty thousand (20,000) or more shares, and (C) the Authorization Opinion shall have been issued to the Buyer.

     i. Available Shares. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield two hundred percent (200%) of the number of shares of Common Stock issuable at conversion as may be required to satisfy the conversion rights of the Buyer pursuant to the terms and conditions of the Preferred Stock.

     j. Limitation on Issuance of Shares. The Company may be limited in the number of shares of Common Stock it may issue by virtue of (i) the number of authorized shares or (ii) the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded (collectively, the "Cap Regulations"). The Company agrees whether or not provided in the Certificate of Designations, (i) the Company will take all steps reasonably necessary to be in a position to issue shares of Common Stock on conversion of the Preferred Stock without violating the Cap Regulations and (ii) if, despite taking such steps, the Company still can not issue such shares of Common Stock without violating the Cap Regulations, the holder of a share Preferred Stock which can not be converted as result of the Cap Regulations (each such share, an "Unconverted Preferred Stock") shall have the option, exercisable in such holder's sole and absolute discretion, to elect either of the following remedies:

          (x) require the Company to issue shares of Common Stock in accordance with such holder's notice of conversion at a conversion purchase price equal to the average of the closing bid price per share of Common Stock for any five (5) consecutive trading days (subject to certain equitable adjustments for certain events occurring during such period) during the sixty (60) trading days immediately preceding the date of notice of conversion; or

          (y) require the Company to redeem such share of Unconverted Preferred Stock for an amount (the "Redemption Amount"), payable in cash, equal to:

                                       V

                                     ------
                                       CP
                                               x   M

      where:

          "V" means the liquidation preference of a share of Unconverted Preferred Stock plus any accrued but unpaid dividends thereon;

          "CP" means the conversion price in effect on the date of redemption (the "Redemption Date") specified in the notice from the holder of the Unconverted Preferred Stock electing this remedy; and

          "M" means the highest closing bid price per share of the Common Stock during the period beginning on the Redemption Date and ending on the date of payment of the Redemption Amount.

If a holder owns more than one share of Unconverted Preferred Stock, such holder may elect one of the above remedies with respect to some of such shares of Unconverted Preferred Stock and the other remedy with respect to other shares of Unconverted Preferred Stock. The Certificate of Designations shall not contain any provisions inconsistent with the above terms. The provisions of this paragraph are not intended to limit the scope of the provisions otherwise included in the Certificate of Designations.

     k. Hedging Transactions. The Company understands that the Buyer may be a so-called "hedge" fund, and the Company hereby expressly agrees that the Buyer shall not in any way be prohibited or restricted from any purchases or sales of any securities or other instruments of, or related to, the Company or any of its securities, including, but not necessarily limited to, puts, calls, futures contracts, short sales and hedging and arbitrage transactions. The Buyer acknowledges that such purchases, sales and other transactions may be subject to various federal and state securities laws and agrees to comply with all such applicable securities laws.

  5. TRANSFER AGENT INSTRUCTIONS.

     a. Promptly following the delivery by the Buyer of the Purchase Price for the Initial Preferred Stock in accordance with Section 1(c) hereof, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Preferred Stock in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Preferred Stock. The Company warrants that no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Converted Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

     b. Subject to the completeness and accuracy of the Buyer's representations and warranties herein, upon the conversion of any Preferred Stock by a person who is a non-U.S. Person, and following the expiration of any then applicable Restricted Period (as those terms are defined in Regulation S), the Company, shall, at its expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company's transfer agent shall issue stock certificates without restrictive legend or stop orders in the name of

Buyer (or its nominee (being a non-U.S. Person) or such non-U.S. Persons as may be designated by Buyer) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. Nothing in this Section 5, however, shall affect in any way Buyer's or such nominee's obligations and agreement to comply with all applicable securities laws upon resale of the Securities.

     c. (i) The Company will permit the Buyer to exercise its right to convert the Preferred Stock by telecopying or delivering an executed and completed Notice of Conversion to the Company and delivering, within five (5) business days thereafter, the original Preferred Stock being converted to the Company by express courier, with a copy to the transfer agent.

     (ii) The term "Conversion Date" means, with respect to any conversion elected by the holder of the Preferred Stock, the date specified in the Notice of Conversion, provided the copy of the Notice of Conversion is telecopied to or otherwise delivered to the Company in accordance with the provisions hereof so that is received by the Company on or before such specified date.

     (iii) The Company shall, at its expense, take all actions and use all means necessary and diligent to cause its transfer agent to transmit the certificates representing the Converted Shares issuable upon conversion of any Preferred Stock (together with Preferred Stock not being so converted) to the Buyer via express courier, by electronic transfer or otherwise, within three (3) business days (such third business day, the "Delivery Date") after (A) the business day on which the Company has received both of the Notice of Conversion (by facsimile or other delivery) and the original Preferred Stock being converted (and if the same are not delivered to the Company on the same date, the date of delivery of the second of such items) or (B) the date a dividend payment on the Preferred Stock, which the Company has elected to pay by the issuance of Common Stock, as contemplated by the Preferred Stock, was due.

     d. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay late payments to the Buyer for late issuance of Shares upon Conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond two (2) business days from the Delivery Date):

                                            LATE PAYMENT FOR EACH
                                          $10,000 OF PREFERRED STOCK
                                      LIQUIDATION PREFERENCE OR INTEREST
       NO. BUSINESS DAYS LATE               AMOUNT BEING CONVERTED
       ----------------------         ----------------------------------
1...................................  $100
2...................................  $200
3...................................  $300
4...................................  $400
5...................................  $500
6...................................  $600
7...................................  $700
8...................................  $800
9...................................  $900
10..................................  $1,000
>10.................................  $1,000+$200 for each Business Day
                                      Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the Buyer's right to pursue actual damages for the Company's failure to issue and deliver the Common Stock to the Buyer. Furthermore, in addition to any other remedies which may be available to the Buyer, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within two (2) business days after the Delivery Date, the Buyer will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

     e. If, by the relevant Delivery Date, the Company fails for any reason to deliver the Shares to be issued upon conversion of a Preferred Stock and after such Delivery Date, the holder of the Preferred Stock being converted (a "Converting Holder") purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Company shall pay to the Converting Holder, in addition to all other amounts contemplated in other provisions of the Transaction Agreements, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Company in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000.

     f. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Buyer and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Buyer thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Buyer by crediting the account of Buyer's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

     g. The Company will authorize its transfer agent to give information relating to the Company directly to the Buyer or the Buyer's representatives upon the request of the Buyer or any such representative. The Company will provide the Buyer with a copy of the authorization so given to the transfer agent.

 6. DELIVERY INSTRUCTIONS.

     The Initial Preferred Stock or the Additional Preferred Stock, as the case may be, shall be delivered by the Company to the Escrow Agent pursuant to
Section 1(b) hereof, on a delivery against payment basis, no later than on the relevant Closing Date.

     Notwithstanding the foregoing provision or any other provision hereof to the contrary, the Escrow Agent is authorized and directed to retain in escrow, out of the Purchase Price proceeds for the Initial Preferred Stock deposited in escrow with the Escrow Agent, the sum of Five Hundred Thousand Dollars ($500,000; the "Retained Escrow Amount") until the Escrow Agent receives written confirmation from counsel to the Company that the Registration Statement complying with the provisions of the Registration Rights Agreement (including, without limitation, [x] inclusion of all concepts specified therein, [y] after affording counsel for the Initial Holder, as defined in the Registration Rights Agreement the opportunity to review and comment on the draft of the Registration Statement and [z] not including any statement therein to which such counsel to the Initial Holder reasonably objected) has been filed with the SEC (the "Filing Confirmation"). Upon receipt of the Filing Confirmation by the Escrow Agent, the Escrow Agent shall release the Retained Escrow Amount to the Company as contemplated by the Joint Escrow Instructions.

 7. CLOSING DATE.

     a. The Initial Closing Date shall occur on the date which is the first NYSE trading day after the fulfillment or waiver of all closing conditions pursuant to Sections 8 and 9 hereof or such other date and time as is mutually agreed upon by the Company and the Buyer. The date of an Additional Closing Date shall be the date specified by either party to other on at least ten (10) business days' advance notice to the other; provided, however, that it shall be a condition of such Additional Closing Date that , on or before such date, each of the conditions contemplated by Section 4(h) and by Sections 8 and 9 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

     b. Each closing of the purchase and issuance of Preferred Stock shall occur on the relevant Closing Date at the offices of the Escrow Agent and shall take place no later than 12:00 Noon, New York time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

     c. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Property only upon satisfaction of the conditions set forth in Sections 8 and 9 hereof. The Certificates representing the relevant Preferred Stock shall be delivered by the Company to the Escrow Agent pursuant to Section 1(b) hereof no later than on the relevant Closing Date.

 8. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

     The Buyer understands that the Company's obligation to sell the Preferred Stock to the Buyer pursuant to this Agreement on the relevant Closing Date is conditioned upon:

     a. The execution and delivery of this Agreement by the Buyer;

     b. Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the purchase price for the relevant Preferred Stock in accordance with this Agreement;

     c. The accuracy on such Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

     d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

 9. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

     The Company understands that the Buyer's obligation to purchase the Preferred Stock on the relevant Closing Date is conditioned upon:

     a. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company;

     b. Delivery by the Company to the Escrow Agent of the Certificate representing the relevant Preferred Stock in accordance with this Agreement;

     c. The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement. each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

     d. On such Closing Date, the Registration Rights Agreement shall be in full force and effect and the Company shall not be in default thereunder;

     e. On such Closing Date, the Buyer shall have received an opinion of counsel for the Company, dated such Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, substantially to the effect set forth in Annex III attached hereto;

     f. No statute, rule, regulation, executive order, decree, ruling or injunction shall be enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely effects any of the transactions contemplated by this Agreement or the Transaction Documents, and no proceeding or investigation shall have been commenced or threatened which may have the effect of prohibiting or adversely effecting any of the transactions contemplated by this Agreement or the Transaction Documents;

     g. From and after the date hereof to and including the relevant Closing Date, the trading of the Common Stock shall not have been suspended by the SEC, or the NASD and trading in securities generally on the New York Stock Exchange or The NASDAQ/SmallCap Market shall not have been suspended or limited, nor shall minimum prices been established for securities traded on The NASDAQ/SmallCap Market, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Buyer makes it impracticable or inadvisable to purchase the relevant Preferred Stock; and

     h. With respect to each Additional Closing Date, each of the conditions set forth in Section 4(h) hereof shall have either been satisfied or waived by the Buyer.

 10. GOVERNING LAW: MISCELLANEOUS.

     a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

     b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     c. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     d. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

     e. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     f. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

     g. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

     h. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     i. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     j. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

     k. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

11. NOTICES.

     Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

          (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

          (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

          (c) the third business day after mailing by international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:       NHANCEMENT TECHNOLOGIES, INC.
               39420 Liberty Street
               Suite 250
               Fremont, CA 94538
               ATTN: Chief Financial Officer
               Telephone No.: (510) 744-3333
               Telecopier No.: (510) 744-4003
               with a copy to:

               Tomlinson Zisko Morosoli & Maser
               200 Page Mill Road, 2nd Floor
               Palo Alto, CA 94306
               ATTN: Cindy Loe, Esq.
               Telephone No.: (650) 325-8666
               Telecopier No.: (650) 324-1808

BUYER: At the address set forth on the signature page of this Agreement.

ESCROW AGENT:  Krieger & Prager, Esqs.
               319 Fifth Avenue
               New York, New York 10016
               Telecopier No. (212) 213-2077
               Telephone No.: (212) 689-3322

12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     The Company's and the Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Preferred Stock and payment of the Purchase Price, and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.

                  [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer by one of its officers thereunto duly authorized as of the date set forth below.


Number of shares of initial preferred stock to be         6,250
  purchased:............................................
Aggregate purchase price of such initial preferred        $625,000.00
  stock:................................................

                            SIGNATURES FOR ENTITIES

     IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this 13th day of April, 1998.

                                                         The Endeavour Capital Fund S.A.
-----------------------------------------------------    ----------------------------------------------
Address                                                  Printed Name of Subscriber
c/o Endeavor Management Inc.
14/14 Divrei Chaim St
Jerusalem 94479 Israel
                                                         By: /s/ SHMULI MARGULIES
Telecopier No. 972-2-582-4443                                ------------------------------------------
                                                         (Signature of Authorized Person)
                                                         Shmuli Margulies, Director
                                                         Printed Name and Title

BVI
-----------------------------------------------------
Jurisdiction of Incorporation
or Organization

     As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

NHANCEMENT TECHNOLOGIES, INC.

By: /s/ DOUGLAS S. ZORN

    --------------------------------------------------------
    Douglas S. Zorn
Title: Chief Financial Officer
Date: April 13, 1998

     IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer by one of its officers thereunto duly authorized as of the date set forth below.

Number of shares of initial preferred stock to be purchased:  6,250

Aggregate purchase price of such initial preferred stock:     $625,000.00

                            SIGNATURES FOR ENTITIES

     IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this 13th day of April, 1998.

-----------------------------------------------------    AMRO INTERNATIONAL S.A.
Address                                                  ----------------------------------------------
SO ULTRA FINANCE                                         Pnted Name of Subscriber
Gross Munster Platz 26
Zurich LH 8022
Switzerland
                                                         By: /S/  H. U. BACHOFEN
                                                             ------------------------------------------
Telecopier No.011-411-262-5515                           (Signature of Authorized Person)
                                                         H.U. Bachofen, President/Director
                                                         Printed Name and Title
Panama
-----------------------------------------------------
Jurisdiction of Incorporation
or Organization

     As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

NHANCEMENT TECHNOLOGIES, INC.

By: /S/  DOUGLAS S. ZORN

    -----------------------------------------------------
      Douglas S. Zorn
Title:  Chief Financial Officer
Date: April 13, 1998

                                    ANNEX B

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                   AND RELATIVE, PARTICIPATING, OPTIONAL AND
                       OTHER SPECIAL RIGHTS OF PREFERRED
                     STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       OF

                            SERIES A PREFERRED STOCK

                                       OF

                          NHANCEMENT TECHNOLOGIES INC.

                            ------------------------

                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                            ------------------------

     NHANCEMENT TECHNOLOGIES INC., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article FOUR of its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation by a special meeting held on April 9, 1998 adopted the following resolution, which resolution remains in full force and effect on the date hereof:

     RESOLVED, that there is hereby established a series of authorized preferred stock having a par value of $0.01 per share, which series shall be designated as "Series A Convertible Preferred Stock", shall consist of Thirty Thousand (30,000) shares and shall have the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions as follows:

     1. Definitions. For purposes of this resolution, the following terms shall have the following definitions:

          1.1  "Board" shall mean the Board of Directors of the Corporation.

          1.2  "Common Stock" shall mean the Common Stock of the Corporation.

          1.3 "Conversion Price" shall mean the lesser of the Fixed Conversion Price or the Market Conversion Price on the date the Conversion Rights are exercised.

          1.4  "Conversion Rights" shall have the meaning set forth in Section
     4.

          1.5  "Corporation"shall mean this corporation.

          1.6 "Fixed Conversion Price" shall mean the average closing bid price of the Common Stock for the five (5) trading days ending on the trading day immediately before the Original Issue Date, as reported by Bloomberg, LP or, if not so reported, as reported on the over-the-counter market, as adjusted herein.

          1.7 "Initial Purchase Price" shall mean One Hundred Dollars ($100) paid for purchase of each share of Preferred Stock.

          1.8 "Market Conversion Price" shall mean the Seventy-Five percent (75%) of the Market Price calculated through the last trading day immediately before the date the Conversion Rights are exercised in accordance with Section 4.3.1.

          1.9 "Market Price" shall mean the average closing bid price of the Common Stock for the five (5) trading days ending on the trading day immediately before the date indicated in the relevant provision hereof (i) as reported by Bloomberg, LP or, if not so reported, as reported over on the over-the-counter market or (ii) if the Common Stock is listed on a stock exchange, the closing price on such exchange as reported in The Wall Street Journal.

          1.10 "Original Issue Date" means the date the first share of Preferred Stock is issued.

          1.11 "Preferred Stock" shall refer to the Series A Convertible Preferred Stock of the Corporation.

          1.12  "Redemption Date" shall have the meaning set forth in Section
     7.1.

          1.13  "Redemption Event" shall have the meaning set forth in Section
     7.1.

          1.14 "Redemption Notice" shall have the meaning set forth in Section 7.3.

          1.15 "Redemption Price" shall mean One Hundred Eighteen Dollars ($118.00) plus all unpaid dividends.

          1.16 "Subsidiary" shall mean any corporation at least fifty percent (50%) of whose outstanding voting stock shall at the time be owned, directly or indirectly, by the Corporation or by one or more such Subsidiaries.

     2. Dividends and Distributions.

          2.1 The holders of the outstanding shares of Preferred Stock shall be entitled to receive, when and as declared by the Board, out of any funds legally available therefor, dividends at the rate of Five Dollars ($5.00) per share, per annum, but prorated for any partial year (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations). Such dividends shall be payable, at the option of the Board, in cash to the extent permitted by law, in shares of Common Stock valued at the Conversion Price then in effect plus cash in lieu of any fractional share or a combination of cash and shares of Common Stock. Such dividends shall be cumulative and shall be payable within sixty (60) days following the end of each fiscal year of the Corporation.

          2.2 Unless full dividends on the Preferred Stock for the then current fiscal year shall have been paid or declared and a sum sufficient for the payment thereof set apart: (i) no dividend whatsoever (other than a dividend payable solely in Common Stock) shall be paid or declared, and no distribution shall be made, on the Common Stock or pursuant to Section 2.3 below, and (ii) no shares of Common Stock or Preferred Stock shall be purchased, redeemed or acquired by the Corporation and no moneys shall be paid into or set aside, or made available for a sinking fund, for the purchase, redemption or acquisition thereof; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from directors, officers, employees or consultants of the Corporation or of any Subsidiary pursuant to agreements under which the Corporation has the option, but not the obligation, to repurchase such shares upon the occurrence of certain events, including the termination of employment or to the redemption of shares of Preferred Stock pursuant to Section 7.

          2.3 The holders of the outstanding shares of Common Stock and Preferred Stock shall at all times be treated as a single class with respect to dividends and distributions (excluding dividends in or distributions of shares of Common Stock, but including dividends or distributions of other securities of the Corporation), other than those set forth in Sections 2.1 and 2.2 hereof, and, provided the conditions in
     Section 2.2 hereof are satisfied, such single class, in addition to the dividends payable to the Preferred Stock pursuant to Section 2.1, shall be entitled to dividends when, as and if declared by the Board, out of any funds legally available therefor; provided, however, that (i) each share of Preferred Stock shall be entitled to dividends and distributions equal to the aggregate amount of such dividends and distributions which the holder of that number of shares of Common Stock into which such shares of the Preferred Stock may be converted (on the record date fixed for determining payment of such dividend or distribution) shall be entitled to receive, and
     (ii) in any fiscal year the amount of dividends to which the Preferred Stock shall be entitled under this Section 2.3 shall be reduced by the amount of dividends declared and paid pursuant to Section 2.1.

     3. Liquidation.

          3.1 In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock, the holder of each share of Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus or earnings, an amount equal to One Hundred Dollars ($100.00) for each share of Preferred Stock (subject to appropriate adjustments for stock splits, combinations or other recapitalizations of the Preferred Stock), plus an amount equal to all unpaid dividends, to and including the date full payment shall be tendered to the holders of Preferred Stock with respect to such liquidation, dissolution or winding up. If the assets to be distributed to the holders of the Preferred Stock upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to permit the payment to such stockholders of the full preferential amounts as set forth above, then all of the assets of the Corporation to be distributed shall be distributed first to the holders of the Preferred Stock pro rata, based on the number of shares of such stock outstanding.

          3.2 After the payment or distribution to the holders of the Preferred Stock of the full preferential amounts as set forth in Section 3.1, the holders of the Common Stock then outstanding shall be entitled pro rata, based on the number of shares of such stock outstanding, to all the remaining assets of the Corporation.

     4. Conversion. The holders of the Preferred Stock shall have the conversion rights (the "Conversion Rights") set forth in this Section 4. In the event of a call for redemption of any shares of Preferred Stock pursuant to
Section 7 hereof, the Conversion Rights of the Preferred Stock contained in this
Section 4 shall terminate as to the shares designated for redemption unless default is made in the payment of the Redemption Price.

          4.1 Right to Convert. Each share of the Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into that number of fully paid and nonassessable shares of Common Stock (or other securities or property pursuant to Section 4.6 or 4.7 below) which shall result from dividing the Initial Purchase Price for the Preferred Stock in effect at the time of conversion into the Conversion Price.

          4.2  Automatic Conversion.

             4.2.1 Each share of Preferred Stock shall not be automatically convertible into Common Stock.

          4.3 Mechanics of Voluntary Conversion. The Corporation will permit any holder of Preferred Stock to exercise its right to convert the Preferred Stock by telecopying or delivering an executed and completed notice of conversion to the Corporation and delivering, within five (5) business days thereafter, the original Preferred Stock certificate being converted to the Corporation by express courier with a copy to the Corporation's transfer agent. The term "Conversion Date" means, with respect to any conversion elected by the holder of the Preferred Stock, the date specified in the notice of conversion, provided the copy of the notice of conversion is telecopied to or otherwise delivered to the Corporation in accordance with the provisions hereof so that it is received by the Corporation on or before such specified date. The Corporation shall, at its expense, take all actions and use all means necessary and diligent to cause its transfer agent to transmit the certificates representing the Common Stock issuable upon conversion of any Preferred Stock (together with Preferred Stock not being so converted) to the holder thereof via express courier, by electronic transfer or otherwise, within three (3) business days after (i) the business day on which the Corporation has received both the notice of conversion (by facsimile or other delivery) and the original Preferred Stock certificate being converted (and if the same are not delivered to the Corporation on the same date, the date of delivery of the second of such items) or (ii) the date a dividend payment on the Preferred Stock, which the Corporation has elected to pay by the issuance of Common Stock, as contemplated hereunder, was due.

          4.4 Dividend Payment Upon Conversion. Upon any conversion of shares of Preferred Stock into shares of Common Stock, the Corporation shall pay all unpaid dividends on the shares of Preferred Stock being converted; provided, however, that if the Corporation shall be prohibited by law from making all such payments in cash, the Corporation shall, in lieu of making a full cash payment of all such accrued and unpaid dividends, make payment thereof in cash to the extent permitted by law and shall pay the balance in whole shares of Common Stock, valued at the Conversion Price then in effect, plus cash in lieu of any fractional share.

          4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time effect a subdivision of the outstanding shares of Common Stock (or other securities into which the Preferred Stock may be converted), then, and in each such case, the Fixed Conversion Price as in effect immediately before such subdivision shall be proportionately decreased and, conversely, if the Corporation shall at any time combine the outstanding shares of Common Stock (or other securities into which the Preferred Stock may be converted), then, and in each such case, the Fixed Conversion Price as in effect immediately before such combination shall be proportionately increased.

          4.6 Adjustment for Reclassification, Exchange and Substitution. If the Common Stock (or other securities into which the Preferred Stock may be converted) shall at any time be reclassified or otherwise changed, whether by reorganization, spin off, reclassification or otherwise (other than by a merger, consolidation or sale of assets described in Section 4.7), then, and in each such event, each share of Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock and other securities or property which the holder of that number of shares of Common Stock (or other securities) into which such share of Preferred Stock shall be convertible immediately prior to such event would be entitled to receive upon the occurrence of such event.

          4.7 Merger, Consolidation and Sale of Assets. If the Corporation shall at any time merge or consolidate with or into another corporation (other than where the Corporation is the surviving corporation and there is no reclassification or change in the Common Stock or other securities into which the Preferred Stock may be converted) or shall sell all or substantially all of its properties and assets to any other person, then, as a part of such merger, consolidation or sale, provision shall be made to assure that the holders of Preferred Stock shall thereafter be entitled to receive, upon conversion of the Preferred Stock, the kind and amount of shares of stock and other securities or property of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, that the holders of that number of shares of Common Stock (or other securities) into which the Preferred Stock shall be convertible immediately prior to such merger, consolidation or sale would be entitled to receive on such merger, consolidation or sale. In every such case, appropriate adjustment shall be made in application of the provisions of this Section 4 with respect to the rights of the holders of Preferred Stock after the merger, consolidation or sale to the end that the provisions of this
     Section 4 (including adjustment of the Fixed Conversion Price then in effect and the kind and amount of shares or other property into which the Preferred Stock may be converted) shall be applicable after that event, as nearly equivalent as may be practicable.

          4.8 Time of Adjustments to Conversion Price. All adjustments to the Fixed Conversion Price, unless otherwise specified herein, shall be effective as of the earlier of:

             4.8.1  the date of issue of the security causing the adjustment;

             4.8.2  the effective date of a division or combination of shares;
        or

             4.8.3 the record date of any action of holders of the Corporation's capital stock of any class taken for the purpose of dividing or combining shares or entitling stockholders to receive a distribution or dividends payable in Common Stock.

          4.9 Notice of Adjustments. In each case of an adjustment of the Fixed Conversion Price, the Corporation, at its expense, shall cause the Chief Financial Officer of the Corporation to compute such adjustment and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Corporation shall promptly mail a copy of each such certificate to each holder of Preferred Stock affected by such adjustment.

          4.10 Duration of Adjusted Conversion Price. Following each adjustment of the Fixed Conversion Price, such adjusted Fixed Conversion Price shall remain in effect until a further adjustment of such Fixed Conversion Price hereunder.

          4.11 Minimum Adjustment. No adjustment of the Fixed Conversion Price shall be made in an amount less than One Cent ($0.01) per share (subject to appropriate adjustments for stock splits and stock dividends, and provided that at such time as events causing adjustments accumulating One Cent ($0.01) or more have occurred adjustments to the Fixed Conversion Price shall be made), and no adjustment of the Fixed Conversion Price shall have the effect of increasing the Fixed Conversion Price above such Fixed Conversion Price in effect immediately prior to such adjustment (except for the upward adjustments provided in Section 4.5).

          4.12 Notices of Record Date. In the event of any reclassification of or other change in the capital stock of the Corporation or any merger or consolidation of the Corporation, transfer of all or substantially all of the assets of the Corporation to any other person or voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of shares of Preferred Stock, at least thirty (30) days prior to the record date of such event, a notice specifying the date on which such event is expected to become effective and the time, if any, that is to be fixed as to when the holders of record of shares of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such event.

          4.13 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of shares of Preferred Stock. The number of shares of Common Stock to which a holder of shares of Preferred Stock shall be entitled shall be based on the aggregate number of shares of Preferred Stock then being converted by such holder. In lieu of any fractional share to which such holder would otherwise be entitled, the Corporation shall pay cash equal to the fair market value of such fraction based on the Market Price on the date of conversion.

          4.14 Reservation of Stock Issuable upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock (or other securities into which the Preferred Stock may be converted), solely for the purpose of effecting the conversion of the Preferred Stock, such number of its shares of Common Stock (or other securities) as shall, from time to time, be sufficient to effect the conversion of all outstanding shares of Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock (or other securities) shall not be sufficient to effect the conversion of all the Preferred Stock then outstanding, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (or other securities) to such number of shares as shall be sufficient for such purpose. If any shares of Common Stock reserved for the purpose of conversion of shares of Preferred Stock require registration, qualification or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Corporation will, in good faith, at its own expense and as expeditiously as possible, endeavor to secure such registration, qualification, listing or approval, as the case may be.

          4.15 Notices. Any notice required by the provisions of this Section 4 to be given to the holder of shares of Preferred Stock shall be deemed given five (5) business days after the same has been deposited in the United States mail, certified or registered, postage prepaid and addressed to each holder of record at such holder's address appearing on the stock record books of the Corporation.

          4.16 Payment of Taxes. The Corporation will pay all taxes and other governmental charges (other than taxes based on income) that may be imposed in respect of the issue or delivery of shares of Common Stock (or other securities or property) upon conversion of Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid.

          4.17 Status of Converted Stock. In case any shares of Preferred Stock shall be converted pursuant hereto or redeemed pursuant to Section 7, the shares so converted or redeemed shall be canceled and the authorized number of shares of Preferred Stock shall be reduced accordingly.

     5. Restrictions and Limitations.

          5.1 Restrictions. At all times that any shares of Preferred Stock are outstanding, the Corporation shall not, and shall not permit any Subsidiary to, without the approval by vote or written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Preferred Stock then outstanding, voting as a single, separate class:

             5.1.1 Purchase, redeem or otherwise acquire (or pay into, or set aside for, a sinking fund for such purpose) any Common Stock or any other equity security; provided, however, that this restriction shall not apply to the redemption of Preferred Stock pursuant to Section 7 or to the repurchase of shares of Common Stock from directors, officers, employees or consultants of the Corporation, or of any Subsidiary, pursuant to agreements under which the Corporation has the option, but not the obligation, to repurchase such shares upon the occurrence of certain events, including termination of employment; or

             5.1.2 Authorize or issue, or obligate itself to issue, any equity security senior to the Preferred Stock as to dividend or liquidation preferences (but this shall not apply to equity securities with dividend or liquidation preferences equal or subordinate to the Preferred Stock).

          5.2 Amendments to Certificate. The Corporation shall not amend its Certificate of Incorporation without the approval by vote or written consent of the holders of sixty-six and two-thirds percent (66 2/3%) of the Preferred Stock then outstanding if such amendment would:

             5.2.1 Reduce the dividend rate on such Preferred Stock or change the relative seniority rights of the holders of such Preferred Stock as to the payment of dividends in relation to the holders of any other Preferred Stock or Common Stock of the Corporation;

             5.2.2 Reduce the amount payable to the holders of the Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of such Preferred Stock to the rights upon liquidation of the holders of any other Preferred Stock or Common Stock of the Corporation; or

             5.2.3 Cancel or modify the Conversion Rights provided in Section 4 hereof.

     6. Voting Rights. Except as otherwise expressly provided herein or as required by law, the holders of the Preferred Stock and Common Stock shall be entitled to vote on all matters. Each share of Common Stock shall be entitled to one vote and each share of Preferred Stock shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such share of Preferred Stock may be converted as of the close of business on the record date fixed for any meeting of the stockholders of the Corporation or the effective date of any written consent of the stockholders of the Corporation (with any fractional share determined on an aggregate basis for each holder being rounded up to the next whole share). Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and Common Stock shall vote together as a single class and not as separate classes.

     7. Redemption of Preferred Stock.

          7.1 Redemption Price. At any time after the Original Issue Date and prior to the conversion of a share of Preferred Stock pursuant to the exercise of Conversion Rights, if the Market Price at any time or from time to time is less than Two Dollars ($2.00) per share (a "Redemption Event"), then the Corporation, at the option of the Board, may, at any time it may lawfully do so, redeem in whole or in part the outstanding shares of Preferred Stock by paying cash therefor in the amount of the Redemption Price, which option shall be exercisable upon and by the Corporation's providing written notice to the holders of Preferred Stock (a) within ten (10) days following any Redemption Event or (b) in the event a holder elects to exercise Conversion Rights within such ten
     (10)-day period, within two (2) days following a holder's satisfaction of the mechanics of voluntary conversion set forth in Section 4.3.1. In the event the Corporation timely elects to redeem any shares of Preferred Stock pursuant to the foregoing, the Conversion Rights (including the Conversion Rights exercised by holder pursuant to subpart (b) of the preceding sentence) shall immediately cease and terminate without exercise as to the shares designated by the Corporation for redemption unless default is made in the payment of the Redemption Price. Any such redemption shall be consummated within five (5) days following the delivery of the Corporation's written notice of redemption hereunder (the "Redemption Date").

          7.2 Partial Redemption. In the event of any redemption of only a part of the outstanding Preferred Stock, the Corporation shall effect such redemption pro rata among all the holders of the then outstanding Preferred Stock based on the number of shares of such stock held by each holder.

          7.3 Redemption Procedure. At least two (2) days prior to the Redemption Date, written notice shall be mailed, via next day delivery, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of Preferred Stock to be redeemed at such holder's address appearing on the stock record books of the Corporation, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and that such holders' Conversion Rights (as set forth in Section 5 hereof) as to such shares have terminated and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed (such notice is hereinafter referenced as the "Redemption Notice"). On or after the Redemption Date, each holder of shares of Preferred Stock to be redeemed shall surrender such holder's certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the record owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of such shares as holders of Preferred Stock of the Corporation (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease and terminate with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares pro rata among the holders of such shares to be redeemed. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of this Corporation are legally available for the redemption of shares of Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

          7.4 Payment. One (1) day prior to the Redemption Date, the Corporation shall deposit the Redemption Price of all outstanding shares of Preferred Stock designated for redemption in the Redemption Notice with a bank or trust company having aggregate capital and surplus in excess of One Hundred Million Dollars ($100,000,000) as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, the Corporation shall deposit irrevocable instructions and authority to such bank or trust company to immediately confirm the receipt of such deposit to the holders of the Preferred Stock being redeemed hereunder and pay (by wire transfer or otherwise as such holders shall direct), on and after the date fixed for redemption or prior thereto, the

     Redemption Price of the Preferred Stock to the holders thereof upon surrender of their certificates. In the event the Corporation fails to comply with the provisions of this Section 7, the Corporation's redemption shall be cancelled and any further right to redeem the Preferred Stock hereunder shall immediately cease and terminate and be of no further force or effect. Any monies deposited by the Corporation pursuant to this Section
     7.4 remaining unclaimed the expiration of two (2) years following the Redemption Date shall thereafter be returned to the Corporation, provided that the stockholder to whom such monies would be payable shall be entitled, upon proof of his ownership of the Preferred Stock and payment of any bonds requested by the Corporation, to receive such monies but without interest from the Redemption Date.

     8. Construction. A reference in this resolution to any Section shall include a reference to every Section the number of which begins with the number of the Section to which reference is specifically made (e.g., a reference to Section 4.8 shall include a reference to Sections 4.8.1 and 4.8.2).

     9. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation.

     10. Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of the Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of the Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of the Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by William E. Zisko, its Assistant Secretary this 9th day of April, 1998.

                                          /s/  WILLIAM E. ZISKO

                                          --------------------------------------
                                          William E. Zisko,
                                          Assistant Secretary

                                    AMENDED
                          CERTIFICATE OF DESIGNATIONS

                                       OF

                            SERIES A PREFERRED STOCK

                                       OF

                          NHANCEMENT TECHNOLOGIES INC.

     NHANCEMENT TECHNOLOGIES INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: The Corporation has not issued any shares of Series A Preferred
Stock.

     SECOND: The amendment to the Corporation's Certificate of Designations of Series A Preferred Stock, as filed on April 9, 1998, sets forth in the following resolution approved by a majority of the Corporation's Board of Directors was duly adopted in accordance with the provisions of Section 151 of the Delaware General Corporation Law:

          "RESOLVED, that the Certificate of Designations of the corporation be amended by striking Section 1.8 in its entirety and replacing it with the following: 1.8 "Market Conversion Price" shall mean the Seventy-Five percent (75%) of the Market Price calculated through the last trading day immediately before the date the Conversion Rights are exercised in accordance with Section 4.3."

          "RESOLVED FURTHER, that the Certificate of Designations of the corporation be amended by striking Section 7.1 in its entirety and replacing it with the following: 7.1 Redemption Price. At any time after the Original Issue Date and prior to the conversion of a share of Preferred Stock pursuant to the exercise of Conversion Rights, if the Market Price at any time or from time to time is less than Two Dollars ($2.00) per share (a "Redemption Event"), then within ten (10) days from any Redemption Event, the Corporation, at the option of the Board, may, at any time it may lawfully do so, redeem in whole or in part, the outstanding shares of Preferred Stock by paying cash therefor in the amount of the Redemption Price, which option shall be exercisable upon and by the Corporation providing a written notice to the holders of Preferred Stock. In the event a holder timely elects to exercise the Conversion Rights prior to delivery by the Corporation of its notice of redemption, the Corporation's option to redeem any outstanding shares of Preferred Stock pursuant to the foregoing shall immediately cease and terminate with respect to any shares so tendered for conversion, unless the holder does not satisfy the mechanics of voluntary conversion set forth in Section 4.3. In the event that the Corporation timely elects to redeem any shares of Preferred Stock pursuant to the foregoing, the Conversion Rights shall immediately cease and terminate as to the shares properly so designated by the Corporation for redemption, unless default is made in the payment of Redemption Price. Any such redemption shall be consummated within five (5) days following the delivery of the Corporation's written notice of redemption hereunder (the "Redemption Date")".

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by Douglas Zorn its Secretary this 13th day of April, 1998.

                                          /s/ DOUGLAS ZORN

                                          --------------------------------------
                                          Douglas Zorn, Secretary

                                    ANNEX C

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT, dated as of April 13, 1998 (this "Agreement"), is made by and between NHANCEMENT TECHNOLOGIES, INC., a Delaware corporation, with headquarters located at 39420 Liberty Street, Suite 250, Fremont, CA 94538 (the "Company"), and each entity named on a signature page hereto (each, an "Initial Investor").

                                  WITNESSETH:

     WHEREAS, upon the terms and subject to the conditions of the Securities Purchase Agreement, dated as of April 13, 1998, between the Initial Investor and the Company (the "Securities Purchase Agreement"; terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement), the Company has agreed to issue and sell to each Initial Investor shares of Series A Convertible Preferred Stock, $.01 par value per share, of the Company, in an aggregate purchase price (the "Purchase Price") not exceeding $3,000,000 (the "Preferred Stock," which term, as used herein shall have the meaning ascribed to it in the Securities Purchase Agreement); and

     WHEREAS, the Preferred Stock are convertible into shares of Common Stock (the "Conversion Shares") upon the terms and subject to the conditions contained in the Certificate of Designations; and

     WHEREAS, to induce the Initial Investor to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), with respect to the Conversion Shares;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investor hereby agree as follows:

     1. Definitions.

     (a) As used in this Agreement, the following terms shall have the following meanings:

          (i) "Investor" means the Initial Investor and any permitted transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

          (ii) "Potential Material Event" means any of the following: (a) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company; or (b) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information.

          (iii) "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

          (iv) "Registrable Securities" means the Conversion Shares.

          (v) "Registration Statement" means a registration statement of the Company under the Securities Act.

     (b) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

     2. Registration.

     (a) Mandatory Registration. The Company shall prepare and file with the SEC, as soon as possible after the Closing Date but no later than twenty-one
(21) days following the Initial Closing Date, either a Registration Statement on Form S-3 or an amendment to an existing Registration Statement, in either event registering for resale by the Investor a sufficient number of shares of Common Stock for the Initial Investors to sell the Registrable Securities (or such lesser number as may be required by the SEC, but in no event less than two hundred percent (200%) of the aggregate number of shares into which the Initial Preferred Stock and the Additional Preferred Stock would be convertible at the time of filing of such Registration Statement (assuming for such purposes that the maximum Additional Preferred Stock had been issued at such date and that all Preferred Stock had been eligible to be converted, and had been converted, into Conversion Shares in accordance with their terms, whether or not such issuance, eligibility or conversion had in fact occurred as of such date). The Registration Statement (i) shall include only the Registrable Securities and 150,000 shares of Common Stock held by the Stockholder (as defined in and as contemplated by the last paragraph of Exhibit 1 annexed hereto) and (ii) shall also state that, in accordance with Rule 416 and 457 under the Securities Act, it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Stock resulting from adjustment in the Conversion Price or to prevent dilution resulting from stock splits, or stock dividends. The Company will use its reasonable best efforts to cause such Registration Statement to be declared effective no later than the earlier of (x) five (5) days after notice by the SEC that it may be declared effective or (y) sixty (60) days after the Initial Closing Date. If at any time the number of shares of Common Stock into which the Preferred Stock may be converted exceeds the aggregate number of shares of Common Stock then registered, the Company shall, within ten (10) business days, either (i) amend the Registration Statement filed by the Company pursuant to the preceding provisions of this Section 2, if such Registration Statement has not been declared effective by the SEC at that time, to register all shares of Common Stock into which the Preferred Stock may currently or in the future be converted, or (ii) if such Registration Statement has been declared effective by the SEC at that time, file with the SEC an additional Registration Statement on Form S-3 or other appropriate form to register the shares of Common Stock into which the Preferred Stock may currently or in the future be converted that exceed the aggregate number of shares of Common Stock already registered.

     (b) Payments by the Company.

          (i) If the Registration Statement covering the Registrable Securities is not filed in proper form with the SEC within twenty-one (21) days after the Initial Closing Date (the "Required Filing Date"), the Company will make payment to the Initial Investor in such amounts and at such times as shall be determined pursuant to this Section 2(b).

          (ii) If the Registration Statement covering the Registrable Securities is not effective (a) within the earlier of (1) five (5) days after notice by the SEC that it may be declared effective or (2) sixty (60) days following the Initial Closing Date (the "Required Effective Date"), or (b) after a Suspension Period (as defined below), then the Company will make payments to the Initial Investor in such amounts and at such times as shall be determined pursuant to this Section 2(b).

          (iii) The amount (the "Periodic Amount") to be paid by the Company to the Initial Investor shall be determined as of each Computation Date (as defined below) and such amount shall be equal to (A) two percent (2%) of the purchase price paid by the Initial Investor (the "Purchase Price") for all Preferred Stock purchased pursuant to the Securities Purchase Agreement for the period from the date following the Required Filing Date or the Required Effective Date, as the case may be, to the first relevant Computation Date, and (B) three percent (3%) to each Computation Date thereafter. By way of illustration and not in limitation of the foregoing, if the Registration Statement is timely filed but is not declared effective until one hundred thirty-five (135) days after the Closing Date, the Periodic Amount will aggregate eight percent (8%) of the Purchase Price of the Preferred Stock (2% for days 61-90, plus 3% for days 91-120 and 3% for days 121-135).

          (iv) Each Periodic Amount will be payable by the Company in cash or other immediately available funds to the Investor monthly, without requiring demand therefor by the Investor.

          (v) The parties acknowledge that the damages which may be incurred by the Investor if the Registration Statement is not filed by the Required Filing Date or if the Registration Statement has not been declared effective by the Required Registration Date may be difficult to ascertain. The parties agree that the Periodic Amount represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of such damages.

          (vi) Notwithstanding the foregoing, the amounts payable by the Company pursuant to this provision shall not be payable to the extent any delay in the effectiveness of the Registration Statement occurs because of an act of, or a failure to act or to act timely by the Initial Investor or its counsel, or in the event all of the Registrable Securities may be sold pursuant to Rule 144 or another available exemption under the Act.

          (vii) "Computation Date" means (i) the date which is the earlier of
     (A) thirty (30) days after the Required Filing Date and the Required Effective Date, as the case may be, or (B) the date after the Required Filing Date or the Required Registration Date on which the Registration Statement is filed (with respect to payments due as contemplated by Section 2(b)(i) hereof) or declared effective (with respect to payments due as contemplated by Section 2(b)(ii) hereof), as the case may be, and (ii) each date which is the earlier of (A) thirty (30) days after the previous Computation Date or (B) the date after the previous Computation Date on which the Registration Statement is filed (with respect to payments due as contemplated by Section 2(b)(i) hereof) or declared effective (with respect to payments due as contemplated by Section 2(b)(ii) hereof), as the case may be.

     3. Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall do each of the following.

     (a) Prepare promptly, and file with the SEC by the Required Filing Date, a Registration Statement with respect to not less than the number of Registrable Securities provided in Section 2(a) above, and thereafter use its reasonable best efforts to cause each Registration Statement relating to Registrable Securities to become effective by the Required Effective Date and keep the Registration Statement effective at all times during the period (the "Registration Period") continuing until the earliest of (i) the date that is two
(2) years after the Initial Closing Date, (ii) the date when the Investors may sell all Registrable Securities under Rule 144 without restriction or (iii) the date the Investors no longer own any of the Registrable Securities, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

     (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

     (c) The Company shall permit a single firm of counsel designated by the Initial Investors to review the Registration Statement and all amendments and supplements thereto a reasonable period of time (but not less than three (3) business days) prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects.

     (d) Notify each Holder of Registrable Securities to be sold, their Counsel and any managing underwriters immediately (and, in the case of (i)(A) below, not less than five (5) days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Business Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the

Registration Statement is proposed to be filed; (B) whenever the SEC notifies the Company whether there will be a "review" of such Registration Statement; (C) whenever the Company receives (or a representative of the Company receives on its behalf) any oral or written comments from the SEC respect of a Registration Statement (copies or, in the case of oral comments, summaries of such comments shall be promptly furnished by the Company to the Holders); and (D) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) if at any time any of the representations or warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that to the best knowledge of the Company makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, the Company shall furnish the Holders with copies of all intended written responses to the comments contemplated in clause (C) of this Section 3(d) not later than one (1) Business Day in advance of the filing of such responses with the SEC so that the Holders shall have the opportunity to comment thereon.

     (e) Furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel identified to the Company, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each preliminary prospectus and prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

     (f) As promptly as practicable after becoming aware of such event, notify each Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

     (g) As promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of a Notice of Effectiveness or any notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time;

     (h) Notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies the Investors in writing of the existence of a Potential Material Event, the Investors shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Investor receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend the right to such holders of Registrable Securities for more than two twenty (20) day periods in the aggregate during any 12-month period

("Suspension Period") with at least a ten (10) business day interval between such periods, during the periods the Registration Statement is required to be in effect;

     (i) Use its reasonable efforts to secure designation of all the Registrable Securities covered by the Registration Statement on the "Small Capitalization Market" of the National Association of Securities Dealers Automated Quotations System ("NASDAQ") within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Registrable Securities on The NASDAQ SmallCap Market; or if, despite the Company's reasonable efforts to satisfy the preceding clause, the Company is unsuccessful in doing so, to secure NASDAQ/OTC Bulletin Board authorization and quotation for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities;

     (j) Provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

     (k) Cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as the Investors may reasonably request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an appropriate instruction and opinion of such counsel; and

     (l) Take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Registrable Securities pursuant to the Registration Statement.

     4. Obligations of the Investors. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

     (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information") if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement. If at least two (2) business days prior to the filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor;

     (b) Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement; and

     (c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), above, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

     5. Expenses of Registration.

     (a) All reasonable expenses (other than underwriting discounts and commissions of the Investor) incurred in connection with registrations, filings or qualifications pursuant to Section 3, but including, without limitation, all registration, listing, and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company and a fee for a single counsel for the Investor not exceeding $3,500, shall be borne by the Company.

     (b) Except as and to the extent specifically set forth in Exhibit 1 attached hereto, neither the Company nor any of its subsidiaries has, as of the date hereof, nor shall the Company nor any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as and to the extent specifically set forth in Exhibit 1 attached hereto, neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person. Without limiting the generality of the foregoing, without the written consent of the Holders of a majority of the then outstanding Registrable Securities, the Company shall not grant to any person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Holders set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement.

     6. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor who holds such Registrable Securities, the directors, if any, of such Investor, the officers, if any, of such Investor, each person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person" or "Indemnified Party"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to clause (b) of this Section 6, the Company shall reimburse the Investors, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (I) apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (II) be available to the extent such Claim is based on a failure of the Investor to deliver or cause to be delivered the prospectus made available by the Company; or (III) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Each Investor will indemnify the Company and its officers, directors and agents against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Investor, expressly for use in connection with the preparation of the Registration Statement, subject to such limitations and conditions as are applicable to the Indemnification provided by the Company to this Section 6. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to
Section 9.

     (b) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this
Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be. In case any such action is brought against any Indemnified Person or Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such Indemnified Person or Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Person or Indemnified Party under this Section 6 for any legal or other reasonable out-of-pocket expenses subsequently incurred by such Indemnified Person or Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action of its final conclusion. The Indemnified Person or Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and reasonable out-of-pocket expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Person or Indemnified Party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

     7. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

     8. Reports under Exchange Act. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144;

     (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

     (c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and
(iii) such other information as
may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

     9. Assignment of the Registration Rights. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investors to any transferee of the Registrable Securities (or all or any portion of any Preferred Stock of the Company which is convertible into such securities) only if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein. In the event of any delay in filing or effectiveness of the Registration Statement as a result of such assignment, the Company shall not be liable for any damages arising from such delay, or the payments set forth in
Section 2(c) hereof. Any preceding provision of this Section 9 to the contrary notwithstanding, no assignment to a transferee contemplated by this Section 9 shall be for an amount less than the lower of (x) ten percent (10%) of the Initial Investor's rights hereunder or (y) one hundred percent (100%) of the rights hereunder then held by the Investor.

     10. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold an eighty (80%) percent interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

     11. Miscellaneous.

     (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

     (b) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by telephone line facsimile transmission, receipt confirmed, or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid (i) if to the Company, NHANCEMENT TECHNOLOGIES, INC., 39420 Liberty Street, Suite 250, Fremont, CA 94538, ATTN:
Chief Financial Officer, Telecopier No.: (510) 744-4003; with a copy to Tomlinson Zisko Morosoli & Maser, 200 Page Mill Road, 2nd Floor, Palo Alto, CA 94306, ATTN: Cindy Loe, Esq., Telecopier No.: (650) 324-1808; (ii) if to the Initial Investor, at the address set forth under its name in the Securities Purchase Agreement, with a copy to Samuel Krieger, Esq., Krieger & Prager, 319 Fifth Avenue, Third Floor, New York, NY 10016, Telecopier No.: (212) 213-2077; and (iii) if to any other Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b), and shall be effective, when personally delivered, upon receipt and, when so sent by registered or certified mail, four (4) calendar days after deposit with the United States Postal Service.

     (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

     (e) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

     (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     (h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

     (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

     (j) The Company acknowledges that any failure by the Company to perform its obligations under Section 3(a) hereof, or any delay in such performance could result in loss to the Investors, and the Company agrees that, in addition to any other liability the Company may have by reason of such failure or delay, the Company shall be liable for all direct damages caused by any such failure or delay, unless the same is the result of force majeure. Neither party shall be liable for consequential damages.

     (k) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                          COMPANY:
                                          NHANCEMENT TECHNOLOGIES, INC.

                                          By: /s/ DOUGLAS S. ZORN

                                            ------------------------------------
                                          Name: Douglas S. Zorn
                                          Title: Chief Financial Officer

                                          INITIAL INVESTOR:
                                          The Endeavour Capital Fund S. A.

                                          By: /s/ SHMULI MARGULIES

                                            ------------------------------------
                                          Name: Shmuli Margulies
                                          Title: Director

                                          INITIAL INVESTOR:
                                          AMRO INTERNATIONAL S. A.

                                          By: /s/ H. U. BACHOFEN

                                            ------------------------------------
                                          Name: H. U. Bachofen
                                          Title: President and Director

                          NHANCEMENT TECHNOLOGIES INC.

            PROXY FOR SPECIAL MEETING OF STOCKHOLDERS, JULY 6, 1998 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Esmond T. Goei and Douglas S. Zorn, and each or any of them (with power of substitution), proxies for the undersigned to represent and to vote, as designated on the reverse side hereof, all shares of Common Stock and Preferred Stock of NHancement Technologies Inc., which the undersigned would be entitled to vote if personally present at the Special Meeting of its stockholders to be held on July 6, 1998, and at any reconvened session thereof, subject to any directions indicated on the reverse side of this card. If no directions are given, this proxy will be voted FOR the Proposal.

     This proxy is continued on the reversed side. Please sign and return promptly in the envelope provided. No postage is required if mailed in the United States. If you attend the Special Meeting and vote in person, the proxy will not be used.

             Continued and to be signed and dated on reverse side.

The directors recommend a vote FOR the Proposal

     1. Approval of the Issuance of 30,000 Shares of Series A Convertible Preferred Stock.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

     Please sign exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.
                                                   DATE , 1998

                                                   SIGNED

                                                   Please sign, date and return
                                                   this card promptly in the
                                                   enclosed envelope Please mark
                                                   votes as in this example: [X]